UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
PROCORE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 24, 2026

Dear Fellow Stockholders:

Procore’s vision is to improve the lives of everyone in construction. In 2025, the company took monumental steps to transform our vision into reality—and to provide even greater value to our customers throughout the industry. And our customers showed their appreciation of our technology solutions by helping us to deliver excellent annual results. Our total revenue was $1.323 billion, representing 15% year-over-year growth. We achieved a (9%) GAAP operating margin and a 14% non-GAAP operating margin, a 400 basis point expansion year-over-year that reflects our ability to scale with efficiency even in a challenging construction environment. And, we generated $300 million in net cash provided by operating activities and $217 million in free cash flow, an increase of 70% year-over-year.

Those strong financials are thanks, in part, to the innovation we have driven into our core products—including our new Scheduling capability, Procore Connect for RFIs and Submittals, and our market-leading Financials and Pay products. We also expanded our existing BIM offerings with the acquisitions of Novorender and FlyPaper, empowering owners and builders to drive even greater predictability and reduce risk. We laid important groundwork for our Procore for Government solution, achieving FedRAMP Moderate Authorization in early 2026. This significant milestone enables U.S. public sector entities and contractors to securely manage and build construction projects. We have also helped customers take advantage of the benefits of artificial intelligence by weaving AI across our platform. And we continued to build on that momentum in early 2026 with our acquisition of Datagrid, which will accelerate our AI strategy and deliver enhanced data connectivity for customers.

We are now entering a new era of intelligent construction where AI is reshaping what is possible, and Procore is uniquely positioned to lead this transformation. With nearly 25 years of construction-specific data and about 3 million active users, Procore serves as construction’s mission-critical system of record—providing the contextual data needed to power high-stakes agentic AI. Our agentic solutions don’t just provide insights; they perform critical actions to help our customers do more with less, which is especially critical in light of today’s labor shortage. Underpinning all of this, Procore has built a trusted, scalable, enterprise-grade infrastructure, ensuring every AI action is secure and contextually relevant.

As we move forward, Procore remains committed to building strong partnerships and maintaining open dialogue with our stockholders. We continue to engage with many of our largest stockholders to better understand their perspectives on our business, corporate governance, and executive compensation practices. These conversations are an important part of how we continue to align our approach with stockholder interests, helping us strengthen the company and create durable, long-term value.

On behalf of the entire Procore team, thank you for your continued support. I am incredibly excited about the opportunity ahead as we work together to drive the industry forward and build a more connected future—through the power of construction.

Ajei S. Gopal

President and Chief Executive Officer

Notice of

Annual Meeting

of Stockholders

Annual Meeting of Stockholders

Date & Time	Location	Record Date
Thursday, June 4, 2026 9:00 a.m., Pacific Time	www.proxydocs.com/PCOR	Close of Business on April 10, 2026

To attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Procore Technologies, Inc., a Delaware corporation (“Procore,” “us,” or “our”), you will need the control number that appears on your Notice of Internet Availability of Proxy Materials (the “Notice”), your proxy card, or the voting instructions that accompanied your proxy materials. The Notice is being mailed to stockholders on or about April 24, 2026.

Our Board of Directors has fixed the close of business on April 10, 2026, as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

Items of Business

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying proxy materials:

Proposal	Board Recommendation	Page Reference

1. To elect Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell as Class II directors to hold office until our 2029 annual meeting of stockholders	FOR	32

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	33

3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers	FOR	36

To conduct any other business properly brought before the Annual Meeting and at any adjournment or postponement thereof	N/A	N/A

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above, or at any time and date on which the Annual Meeting may be properly reconvened after being adjourned or postponed.

Meeting Admission

The Annual Meeting will be completely virtual and conducted via live webcast. There will not be a physical meeting location. The virtual-only meeting format allows us to leverage technology to provide a consistent experience to all stockholders regardless of location, to reduce the environmental impact of our meeting, and to facilitate stockholder participation. If you wish to attend the Annual Meeting, you must register in advance using the control number included in the Notice, your proxy card, or the voting instructions that accompanied your proxy materials. Stockholders of record may register for the Annual Meeting by visiting www.proxydocs.com/PCOR. After you successfully register, you will receive a confirmation email and an email approximately one hour prior to the start of the Annual Meeting to the email address you provided during registration with a unique link to the virtual meeting. Stockholders who hold their shares through a brokerage firm, bank, or other nominee (i.e., in “street name”) should follow the registration instructions provided by their brokerage firm, bank, or other nominee.

You are entitled to notice of and to vote during the Annual Meeting only if you were a Procore stockholder as of the close of business on the Record Date. If you hold your shares in “street name,” you should contact your brokerage firm, bank, or other nominee to obtain your legal proxy if you wish to vote during the Annual Meeting. If you do not comply with the procedures outlined above, you will not be permitted access to the Annual Meeting.

The Notice contains instructions on how to access our proxy materials, which include the proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Form 10-K”). The Notice will provide instructions on how to vote online or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail or email.

The Annual Meeting will begin promptly on the meeting date set forth above at 9:00 a.m., Pacific Time. The only matters that will be addressed at the Annual Meeting will be the items of business on the agenda included in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 4, 2026: The Notice, proxy statement for the Annual Meeting, and our 2025 Form 10-K are available at www.proxydocs.com/PCOR.

By Order of the Board of Directors,

Benjamin C. Singer

Chief Legal Officer and Corporate Secretary

Your vote is important. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are voted at the Annual Meeting by signing and promptly returning a proxy card or by using our Internet or telephonic voting system in advance of the Annual Meeting. If your shares are held on your behalf by a brokerage firm, bank, or other nominee (i.e., in “street name”), please read the voting instructions provided to you by your brokerage firm, bank, or other nominee to see which voting options are available to you. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. If your shares are held in street name and you wish to vote online during the Annual Meeting, you must obtain a legal proxy issued in your name from your brokerage firm, bank, or other nominee.

Procore Technologies, Inc.

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	1

2	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Proxy Statement Summary

Proxy Statement Summary

Below are highlights of certain information about our board of directors (“Board”), business, executive compensation, and stockholder engagement. We encourage you to carefully review this proxy statement (this “Proxy Statement”) in its entirety before casting your vote.

Who We Are

Procore Technologies, Inc., a Delaware corporation (“Procore,” the “Company,” “we,” “us,” or “our”), is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through artificial intelligence and data-driven insights and decision making. Over three million projects have run on Procore across more than 150 countries.

Annual Meeting Information

Date: Thursday, June 4, 2026 Time: 9:00 a.m., Pacific Time	Location: www.proxydocs.com/PCOR (Virtual Only) Record Date: Close of Business on April 10, 2026

Board Highlights

The information provided in this section is current as of April 10, 2026 (the “Record Date”). Please refer to the section titled “Information Regarding the Board of Directors and Corporate Governance” beginning on page 13 of this Proxy Statement for more details.

In addition, 36% of the directors on our Board are female and 27% are ethnically diverse.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	1

Proxy Statement Summary

Corporate Governance Highlights

Please refer to the section titled “Information Regarding the Board of Directors and Corporate Governance” beginning on page 13 of this Proxy Statement for more details.

+ Robust Board and committee oversight of strategy, risk, business, cybersecurity, legal, regulatory, and compliance matters	+ Annual evaluation of Board and committee composition and leadership structures

+ Comprehensive Lead Independent Director role with significant responsibilities	+ Annual review of skills, experience, and contributions of individual directors

+ Separate Chair of the Board and Chief Executive Officer (“CEO”) roles	+ Annual review of corporate governance policies, plans, programs, and charters

+ Regular executive sessions of independent directors	+ Annual Board and committee self-evaluations

+ All Board committees comprised solely of independent directors	+ Proactive year-round stockholder engagement

+ Limits on outside directorships	+ Robust stock ownership guidelines for executive officers and non-employee directors

+ Board has significant interaction with, and unlimited access to, senior management and other employees	+ No dual class voting structure, each share of common stock equals one vote

+ Board and committees have authority to retain independent advisers	+ Continuing education opportunities for directors

Executive Compensation Highlights

Please refer to the section titled “Executive Compensation” beginning on page 40 of this Proxy Statement for more details.

What We Do

+  We focus on providing a competitive compensation package to our executive officers, composed of both annual and long-term incentives that help drive corporate objectives. We believe this approach provides an appropriate blend of incentives to maximize stockholder value.

+  We structure executive compensation to link pay with performance. A significant portion of executive compensation is variable and at-risk.

+  We grant performance-based restricted stock unit (“PSU”) awards to all of our executive officers, as well as to other senior leaders. In 2025, PSU awards made up 50% of the equity mix of each of our former CEO and our current CEO. The PSU mix for our CEO will remain the same for 2026. In 2026, PSU awards will make up 40% of the equity mix of our non-CEO executive officers and other senior leaders.

+  Our Compensation Committee engages an independent third-party compensation consultant to advise on executive and non-employee director compensation matters.

+  Our Compensation Committee reviews the composition of our compensation peer group annually, and makes adjustments as appropriate.

+  We conduct an advisory vote on the compensation of our named executive officers annually.

+  Our Compensation Committee is composed 100% of independent directors and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”).

+  We have robust stock ownership requirements for executive officers and non-employee directors.

+  We have an Insider Trading Policy (as defined below) that applies to all directors, officers, employees, and consultants.

+  We maintain a clawback policy to recover incentive-based compensation in the event of a material financial restatement.

2	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Proxy Statement Summary

What We Don’t Do

+  We do not provide defined benefit pension plans, supplemental executive retirement plans, or retiree health benefits for our executive officers.

+  We do not provide our executive officers with tax gross-up payments on severance, change in control, or other payments related to a termination of employment or change in control.

+  We generally do not provide fringe benefits or perquisites to our executive officers.

+  We do not provide single-trigger change in control severance benefits.

+  We prohibit hedging transactions, short sales, and generally pledging of our securities.

(1)

Our current CEO Dr. Gopal was not eligible to participate in the executive bonus program for fiscal year 2025 (the “2025 Bonus Program”). His target bonus opportunity will be 150% of his base salary for our bonus program for the fiscal year ending December 31, 2026 (the “2026 Bonus Program”).

(2)	The chart for our former CEO Mr. Courtemanche excludes post-CEO transition compensation, including a one-time bonus of $500,000 and an additional PSU grant with a target value of $3.0M.

Say on Pay 83% Approved

At our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), approximately 83% of the votes cast approved, on a non-binding, advisory basis, the fiscal year 2024 compensation of our named executive officers.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	3

Proxy Statement Summary

Business Highlights

Fiscal Year 2025 Financial Highlights

To supplement our consolidated financial statements, which are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we provide investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating margin, and free cash inflow. Please refer to Appendix A for a discussion of non-GAAP gross margin, non-GAAP operating margin, and free cash inflow, as well as a reconciliation of these measures, in each case, to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Stockholder Engagement

Maintaining regular dialogue with our stockholders is critically important to our Board and management team. Through our engagement and outreach efforts, we aim to solicit feedback from our investors and understand issues that are important to them, and then regularly communicate that feedback to our senior management and Board. Additionally, we proactively communicate with the investment community and our stockholders about our financial performance, operations, and strategic developments through the following:

+	quarterly earnings releases and calls;

+	participation in a number of investor conferences with webcast presentations;

+	in-person and telephonic meetings with investors and stakeholders, including our Investor Day;

+	proactive outreach to institutional investors, pension funds, and governance professionals from our largest stockholders;

+	webcasts, conference calls, and presentations related to specific developments; and

+	our annual stockholder meeting that includes a Q&A session.

As part of our engagement efforts, we meet with stockholders throughout the year to discuss a range of topics, including strategic priorities and Company performance. In addition, in 2026, we reached out to many of our largest stockholders to seek their input on various corporate topics, including:

+	the proposals presented at, and results of, the 2025 Annual Meeting;

+	our corporate governance practices;

+	the composition of our Board, including how we evaluate director skills and experience; and

+	our executive compensation practices.

4	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Proxy Statement Summary

Members of our management team participated in these engagements and shared investor feedback with the Nominating and Corporate Governance Committee of our Board (our “Nominating and Corporate Governance Committee”) and our Board. We contacted stockholders representing approximately 68% of our outstanding common stock held by unaffiliated stockholders as of December 31, 2025, and met with stockholders representing approximately 22% of our outstanding common stock held by unaffiliated stockholders as of December 31, 2025. Of those stockholders we contacted, holders of approximately 13% of our outstanding common stock held by unaffiliated stockholders as of December 31, 2025 informed us that they did not need a call with management this cycle. We appreciate the opportunity to hear direct feedback from our stockholders, and the feedback provided informs our Board’s future decision-making.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	5

General Information | Questions and Answers

General Information

Our Board is soliciting your proxy to vote at the 2026 annual meeting of stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Procore Technologies, Inc., for the purposes set forth in this Proxy Statement. The Annual Meeting will be held virtually via a live webcast on the Internet on Thursday, June 4, 2026, at 9:00 a.m., Pacific Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Form 10-K”) are first being mailed on or about April 24, 2026, to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on the Record Date, you are invited to virtually attend the Annual Meeting and vote on the proposals described in this Proxy Statement. In order to attend and vote during the Annual Meeting, you must register to attend the Annual Meeting by 11:59 p.m., Pacific Time, on June 3, 2026. To access the Annual Meeting, visit www.proxydocs.com/PCOR. Stockholders of record as of the Record Date may register for the Annual Meeting on www.proxydocs.com/PCOR. Stockholders who hold their shares through a brokerage firm, bank, or other nominee (i.e., in “street name”) should follow the instructions provided by their brokerage firm, bank, or other nominee to register for the Annual Meeting.

Our 2025 Form 10-K accompanies this Proxy Statement. You also may obtain a paper copy of our 2025 Form 10-K without charge by following the instructions in the Notice.

The information provided in the section below titled “Questions and Answers” is for your convenience only and is merely a summary of information contained in various sources, including this Proxy Statement, our amended and restated bylaws (our “Bylaws”), our amended and restated certificate of incorporation (our “Charter”), and applicable laws, rules, and regulations, among other sources. You should read this entire Proxy Statement carefully. Information contained in, or that can be accessed through, website addresses provided in this Proxy Statement is not intended to be incorporated by reference into this Proxy Statement and references to website addresses in this Proxy Statement are inactive textual references only.

Questions and Answers

Why am I receiving these proxy materials?

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the virtual Annual Meeting for the purpose of considering and acting upon the matters described in this Proxy Statement.

What am I voting on?

There are three matters scheduled for a vote at the Annual Meeting:

+

Proposal 1: Election of Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell as Class II directors to hold office until our 2029 annual meeting of stockholders (the “2029 Annual Meeting”);

+	Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

+	Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

In addition, we will conduct any other business that is properly brought before the Annual Meeting and at any adjournment or postponement thereof.

How does the Board recommend that I vote on each proposal?

Our Board recommends that you vote “FOR” each director nominee named in Proposal 1, “FOR” the ratification of the appointment of PwC as our independent public accounting firm as described in Proposal 2, and “FOR” the compensation of the Company’s named executive officers as described in Proposal 3.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet in lieu of mailing printed copies. Providing our proxy materials via

6	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

General Information | Questions and Answers

the Internet reduces the costs associated with the Annual Meeting and lowers our environmental impact, without negatively affecting our stockholders’ ability to timely access our proxy materials. We have sent you the Notice because our Board is soliciting your proxy to vote at the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed set of the proxy materials may be found in the Notice. We intend to mail the Notice on or about April 24, 2026, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. We have designated our Chief Legal Officer and Corporate Secretary, Benjamin C. Singer, and our Vice President, Associate General Counsel, Corporate, Securities & M&A, Diana Chiu, or either of them, as the Company’s proxies for the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

For 10 days prior to the Annual Meeting, a list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at the Company’s principal place of business at 6309 Carpinteria Avenue, Carpinteria, CA 93013. To access the list of our record stockholders in person beginning 10 days prior to the Annual Meeting and until the Annual Meeting, stockholders should email legalnotice@procore.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 10, 2026, will be entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 150,807,455 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholder of Record: Shares Registered in Your Name If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. If you wish to vote online during the Annual Meeting, you must register to attend the Annual Meeting by visiting www.proxydocs.com/PCOR by 11:59 p.m., Pacific Time, on June 3, 2026. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the Internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee If, at the close of business on the Record Date, your shares were held not in your name, but instead on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm, bank, or other nominee) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. If you wish to attend the Annual Meeting, you must register to attend using the instructions provided by your brokerage firm, bank, or other nominee. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from your brokerage firm, bank, or other nominee and upload the legal proxy to the virtual meeting website during the Annual Meeting. Further instructions will be provided to you via email once you have registered to attend the Annual Meeting.

How do I vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting to ensure your vote is counted. Even if you have voted before the Annual Meeting, you may still attend and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	7

General Information | Questions and Answers

Stockholder of Record: Shares Registered in Your Name If you are a stockholder of record, you may vote in one of the following ways:

Method	Description

By Internet	To vote in advance of the Annual Meeting through the Internet, go to www.proxypush.com/PCOR to complete an electronic proxy card. You will be asked to provide the control number from the Notice or proxy card that accompanied your proxy materials. Votes over the Internet must be received prior to the Annual Meeting to be counted.

By Telephone	To vote in advance of the Annual Meeting by telephone, call (866) 502-1485. You will be asked to provide the control number from the Notice or proxy card that accompanied your proxy materials. Votes by telephone must be received prior to the Annual Meeting to be counted.

By Mail	To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card provided to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

In Person (Virtual)	To vote online during the Annual Meeting, you must first register to attend the Annual Meeting at www.proxydocs.com/PCOR by no later than 11:59 p.m., Pacific Time, on June 3, 2026. After you successfully register, you will receive a confirmation email, as well as an email approximately one hour prior to the start of the Annual Meeting at the email address you provided during registration with a unique link to the virtual meeting. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee (i.e., your shares are held in “street name”), you will receive voting instructions from your brokerage firm, bank, or other nominee rather than directly from Procore. You must follow those instructions in order to vote on the matters to be considered at the Annual Meeting. If you want to vote online during the Annual Meeting, you must register to attend the Annual Meeting by following the instructions provided by your brokerage firm, bank, or other nominee and obtain a legal proxy from your brokerage firm, bank, or other nominee. You must submit a copy of the legal proxy on the virtual meeting website during the Annual Meeting in order to vote during the Annual Meeting. Further instructions will be provided to you as part of your registration process.

How do I attend and ask questions during the Annual Meeting?

To facilitate stockholder participation at the Annual Meeting, this year, we will be hosting the Annual Meeting via live webcast only. If you are a stockholder of record, you can attend the Annual Meeting live online by registering in advance at www.proxydocs.com/PCOR by no later than 11:59 p.m., Pacific Time, on June 3, 2026. In order to register for the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card. After you successfully register, you will receive a confirmation email, as well as an email approximately one hour prior to the start of the Annual Meeting at the email address you provided during registration with a unique link to the virtual meeting. If you are the beneficial owner of your shares (that is, you hold your shares in “street name”), you will receive separate instructions from your brokerage firm, bank, or other nominee on how to register for the Annual Meeting and will use the control number provided by your brokerage firm, bank, or other nominee, which will be found on your Notice or voting instruction form.

The Annual Meeting will begin at 9:00 a.m., Pacific Time, on Thursday, June 4, 2026. We recommend that you access the website for the Annual Meeting a few minutes before the Annual Meeting is scheduled to begin to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

8	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

General Information | Questions and Answers

We plan to have a Q&A session at the Annual Meeting. If you would like to ask a question during the Annual Meeting, you may submit your question ahead of the Annual Meeting when you register to attend the virtual meeting or you may submit a question during the Annual Meeting via the virtual meeting website after you have logged into the website. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted on the virtual meeting website our rules of conduct for the Annual Meeting. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Details on how to access technical support for the Annual Meeting will be provided to you after you register to attend the Annual Meeting. We encourage you to log in a few minutes before the start of the meeting to allow ample time to address any technical difficulties before the Annual Meeting live webcast begins.

How many votes do I have?

For each matter to be voted upon at the Annual Meeting, each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date.

What if another matter is properly brought before the Annual Meeting?

Other than the matters described in this Proxy Statement, our Board does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy will authorize your proxy holder (one of the individuals named on your proxy card) to exercise discretionary authority to vote your shares on such other matters.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the Internet or by telephone or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in more than one account. Please follow the voting instructions on each Notice that you receive to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting in one of the following ways:

+	submit another properly completed proxy card with a later date or grant a subsequent proxy via telephone or the Internet;

+	send a timely written notice that you are revoking your proxy to our Chief Legal Officer and Corporate Secretary via email at legalnotice@procore.com; or

+

attend the Annual Meeting and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your latest-dated proxy card or telephone or Internet proxy is the one that is counted.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that brokerage firm, bank, or other nominee to change your vote.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	9

General Information | Questions and Answers

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board as follows:

+	“FOR” the election of Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell as Class II directors to hold office until the 2029 Annual Meeting;

+	“FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

+	“FOR” the compensation of the Company’s named executive officers as described in this Proxy Statement.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will exercise discretionary authority to vote your shares.

If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?

If you are a beneficial owner and do not instruct your brokerage firm, bank, or other nominee on how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will still be able to vote your shares depends on whether, pursuant to the rules of the New York Stock Exchange (the “NYSE”), the particular proposal is deemed to be a “routine” matter. Under the rules of the NYSE, brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the NYSE rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if management-supported.

Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on those proposals in the absence of your voting instructions. In such case, failing to provide your brokerage firm, bank, or other nominee with voting instructions on Proposal 1 or 3 will result in a “broker non-vote” with respect to such proposal, as further described in the question below titled “What are ‘broker non-votes’?” However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted by your brokerage firm, bank, or other nominee in its discretion on Proposal 2.

If you are a beneficial owner of shares held in “street name” and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your brokerage firm, bank, or other nominee.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present at the Annual Meeting virtually or by proxy. On the Record Date, there were 150,807,455 shares of our common stock outstanding and entitled to vote. Thus, the holders of 75,403,728 shares must be present virtually or represented by proxy at the Annual Meeting in order for a quorum to be present.

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

10	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

General Information | Questions and Answers

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. For Proposal 1, the inspector will count “For” and “Withhold” votes as well as broker non-votes. Only “For” votes will affect the outcome of Proposal 1. For Proposals 2 and 3, the inspector will count “For” and “Against” votes, abstentions, and, if applicable, broker non-votes. Abstentions are not applicable with respect to Proposal 1. Abstentions will have the same effect as “Against” votes for Proposals 2 and 3. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter—accordingly, if you hold your shares in “street name” and do not provide voting instructions to your brokerage firm, bank, or other agent that holds your shares, your brokerage firm, bank, or other agent has discretionary authority to vote your shares on Proposal 2. We do not expect any broker non-votes on Proposal 2.

How many votes are required for the approval of the proposals to be voted on at the Annual Meeting? How will abstentions and broker non-votes be treated?

Proposal	Vote Required for Approval	Board Recommendation	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes

1: Election of three Class II directors	Plurality of the shares present virtually or by proxy during the Annual Meeting and entitled to vote thereon. The three director nominees who receive the largest number of votes cast “FOR” such nominees will be elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.	FOR	Votes withheld have no effect.	Broker non-votes have no effect.

2: Ratification of the appointment of independent registered public accounting firm	Affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon.	FOR	Abstentions count as votes “AGAINST” the proposal.	We do not expect any broker non-votes on this proposal because it is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your brokerage firm, bank, or other nominee for this proposal, such brokerage firm, bank, or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	11

General Information | Questions and Answers

Proposal	Vote Required for Approval	Board Recommendation	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes

3: Advisory vote on the compensation of the Company’s named executive officers	Affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon.	FOR	Abstentions count as votes “AGAINST” the proposal.	Broker non-votes have no effect.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the brokerage firm, bank, or other nominee cannot vote the shares and the shares are deemed not to be entitled to vote on such matters. These unvoted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under NYSE rules and, therefore, broker non-votes may exist in connection with these proposals.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, must be submitted in writing to our Chief Legal Officer and Corporate Secretary and received at our principal executive offices at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013, no later than the close of business on December 24, 2026. However, if the date of the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting.

Requirements for stockholder proposals (including director nominations) to be brought before the Annual Meeting Our Bylaws provide that, for stockholder proposals that are not sought to be included in our proxy materials to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Corporate Secretary at our principal executive offices. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2027 Annual Meeting that is not sought to be included in our proxy materials for such meeting must be received by our Corporate Secretary in writing not earlier than the close of business on February 4, 2027, nor later than the close of business on March 6, 2027.

However, if the 2027 Annual Meeting is held earlier than May 5, 2027, or later than August 3, 2027, the notice must be received (1) not earlier than the close of business on the 120th day prior to such meeting and (2) not later than the close of business on the later of (a) the 90th day prior to such meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Any such notice must include the information required by our Bylaws. If such written notice is not timely received or does not satisfy these additional information requirements, the notice will not be considered properly submitted and will not be acted upon at the 2027 Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

12	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance

Information Regarding the Board of Directors and Corporate Governance

The following table sets forth the ages, independence determination, committee membership, term of office on our Board, and position or office held with the Company, if applicable, as of the Record Date, of the Class II nominees standing for election at the Annual Meeting and of our other directors who will continue in office after the Annual Meeting:

					Current Committee Membership

Class(1)	Name	Age	Independent	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

I	Erin M. Chapple	51		December 2021

I	Ajei S. Gopal President and CEO	64		September 2025

I	Ronald W. Hovsepian	65		December 2025

I	Kevin J. O’Connor	65		May 2004

II	Craig F. Courtemanche, Jr. Chair of the Board	58		January 2002

II	Kathryn A. Bueker	55		April 2021	*

II	Nanci E. Caldwell	68		March 2020

III	William J.G. Griffith IV	54		March 2015

III	Vishal Misra	55		April 2026

III	Graham V. Smith Lead Independent Director	66		February 2020	*

III	Elisa A. Steele	59		February 2020

Independent	Committee Chair	Committee Member	* Audit Committee Financial Expert

(1)

Class III directors will continue in office until the 2027 Annual Meeting. Class I directors will continue in office until the 2028 annual meeting of stockholders (the “2028 Annual Meeting”). Class II director nominees are up for election at the Annual Meeting and, if re-elected, will continue in office until the 2029 Annual Meeting.

Set forth below is biographical information for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, and/or skills that led our Board to recommend them for Board service.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	13

Information Regarding the Board of Directors and Corporate Governance | Class II Director Nominees for Election at the Annual Meeting for a Three-Year Term Expiring at the 2029 Annual Meeting

Class II Director Nominees for Election at the Annual Meeting for a Three-Year Term Expiring at the 2029 Annual Meeting

Age: 58 Director since: January 2002 Committees: None

Craig F. Courtemanche, Jr.

Chair of the Board

Mr. Courtemanche is the founder of the Company. Mr. Courtemanche currently serves as the Chair of our Board, and has served on our Board since January 2002. He served as our CEO from January 2002 to November 2025. He also served as our President from November 2019 to November 2025, having previously served in this role from January 2002 to May 2004. On November 10, 2025, Mr. Courtemanche resigned as CEO and President upon the appointment of Ajei S. Gopal. As Chair, Mr. Courtemanche continues to be deeply involved in the Company’s business and to lead our Board. From 1996 to 2001, Mr. Courtemanche served as the founder and CEO of Webcage, a software consulting firm. From 1993 to 1996, Mr. Courtemanche served as a software engineer at Skip Steveley & Associates, a consulting firm.

Skills and Qualifications: Mr. Courtemanche is qualified to serve on our Board because of the perspective and experience he brings as our founder and former President and CEO, as well as his experience in the construction and software industries.

Age: 55 Director since: April 2021 Committees: Audit

Kathryn A. Bueker

Director

Since June 2018, Ms. Bueker has served as the Chief Financial Officer of HubSpot, Inc., a customer relationship management platform company. Prior to HubSpot, Ms. Bueker spent 11 years in financial leadership roles of increasing responsibility at Akamai Technologies, Inc., a content-delivery network and cloud service company, most recently serving as Senior Vice President of Business Finance and Operations. Prior to joining Akamai, Ms. Bueker spent almost a decade in investment banking at The Blackstone Group, UBS, Credit Suisse, and Donaldson, Lufkin & Jenrette. Ms. Bueker holds a B.A in Mathematics from Cornell University and an M.B.A. from the Massachusetts Institute of Technology.

Skills and Qualifications: Ms. Bueker is qualified to serve on our Board because of her experience serving as an executive of a publicly-traded software company, as well as in other financial leadership roles.

14	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance | Class III Directors Continuing in Office Until the 2027 Annual Meeting

Age: 68 Director since: March 2020 Committees: Compensation (Chair) Nominating and Corporate Governance

Nanci E. Caldwell

Director

From January 2002 until it was acquired by Oracle Corporation in December 2004, Ms. Caldwell served as Executive Vice President and Chief Marketing Officer at PeopleSoft, Inc., an enterprise software company. From April 2001 to January 2002, she served as Senior Vice President and Chief Marketing Officer at PeopleSoft. Prior to PeopleSoft, Ms. Caldwell spent 19 years at Hewlett-Packard Company, an information technology company, where she held a number of senior management positions. Ms. Caldwell currently serves on the board of directors of Equinix, Inc., an information technology data center company. Ms. Caldwell previously served on the boards of directors of the Canadian Imperial Bank of Commerce, a retail banking company, from December 2015 to February 2026, Citrix Systems, Inc., an enterprise software company, from July 2008 to December 2022, Donnelley Financial Solutions, Inc., a regulatory compliance company, from October 2016 until May 2020, and Talend SA, a software company, from February 2017 until January 2020. Ms. Caldwell holds a B.A. in Psychology from Queen’s University, Kingston, Canada.

Skills and Qualifications: Ms. Caldwell is qualified to serve on our Board because of her experience in the software and technology industries and service as an executive and a director of publicly-traded companies, including software and technology companies.

Class III Directors Continuing in Office Until the 2027 Annual Meeting

Age: 54 Director since: March 2015 Committees: None

William J.G. Griffith IV

Director

Since January 2013, Mr. Griffith has served as a Partner at ICONIQ Capital, a global investment firm, where he founded ICONIQ Growth, a growth equity platform, and IPI, a digital real estate business. From August 2003 to December 2011, Mr. Griffith served as a General Partner at Technology Crossover Ventures, a private equity and venture capital firm. Mr. Griffith began his career as an investment banker at Morgan Stanley, and also worked at The Beacon Group, a private equity firm that was acquired by JPMorgan Chase & Co. Mr. Griffith currently serves on the board of directors of ServiceTitan, Inc., a cloud-based customer relationship management software company, and Netskope, a cloud-based security solutions company. Mr. Griffith previously served on the board of directors of BlackLine, Inc., a software company, from September 2013 until February 2020. Mr. Griffith holds A.B. degrees in Engineering and History from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Skills and Qualifications: Mr. Griffith is qualified to serve on our Board because of his experience in the venture capital industry, his knowledge of the Company, his experience with software and technology companies, and his experience serving as a director of publicly-traded and privately-held companies, including software and technology companies.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	15

Information Regarding the Board of Directors and Corporate Governance | Class III Directors Continuing in Office Until the 2027 Annual Meeting

Age: 55 Director since: April 2026 Committees: Audit

Vishal Misra

Director

Dr. Misra is the RKS Family Professor of Computer Science and Vice Dean of Computing and Artificial Intelligence at Columbia University, a private research university. He has served as a Professor of Computer Science and Electrical Engineering at Columbia since 2016. Dr. Misra has also served as Vice Dean of Computing and Artificial Intelligence at Columbia since January 2024. Dr. Misra previously served as Associate Professor of Computer Science at Columbia from 2005 to 2016, and Assistant Professor of Computer Science at Columbia from 2001 to 2005. Dr. Misra founded Ask Here First, Inc., an
AI-based natural language query solution, in January 2021. He also served as Chief Technology Officer of Infinio Systems Inc., a storage-performance software development company, from 2012 to 2014 and as Chief Executive Officer from 2011 to 2012. Dr. Misra holds a B.Tech. from Indian Institute of Technology Bombay and an M.S. and Ph.D. from the University of Massachusetts at Amherst.

Skills and Qualifications: Dr. Misra is qualified to serve on our Board because of his academic and technical expertise in computer science, cybersecurity, and artificial intelligence, as well as his experience as a founder and former executive in software and technology companies.

Age: 66 Director since: February 2020 Committees: Audit (Chair)

Graham V. Smith

Lead Independent Director

Since January 2023, Mr. Smith has served as our lead independent director. Mr. Smith previously served as our lead independent director from May 2021 to December 2021. From November 2021 to April 2022, Mr. Smith served as interim CEO of Splunk Inc., a software company. From August 2014 to June 2015, Mr. Smith served as Executive Vice President of Salesforce, Inc., a cloud-based software company, and as Chief Financial Officer of Salesforce from March 2008 to August 2014. From January 2003 to December 2007, Mr. Smith served as Chief Financial Officer of Advent Software, Inc., a portfolio accounting software company. Mr. Smith currently serves on the boards of directors of Axon Enterprise, Inc., a global public safety technology company, and GoDaddy, an Internet domain registry and web hosting company. Mr. Smith previously served on the boards of directors of Elliott Opportunity II Corp., a special purpose acquisition company, from June 2021 to December 2021, Slack Technologies, Inc., a software company, from December 2018 until it was acquired in July 2021, Citrix Systems, Inc., an enterprise software company, from December 2015 to June 2018, Blackline, Inc., a software company, from May 2015 to May 2022, Xero Limited, a cloud-based accounting software company, from April 2015 to March 2020, MINDBODY, Inc., a cloud-based wellness services company, from January 2015 until it was acquired in February 2019, and Splunk Inc. from August 2011 until it was acquired in March 2024 (including as chair from March 2019 to March 2024). Mr. Smith holds a B.Sc. in Economics and Politics from University of Bristol in England and previously qualified as a chartered accountant in England and Wales (inactive).

Skills and Qualifications: Mr. Smith is qualified to serve on our Board because of his experience in the software industry and service as an executive and a director of publicly-traded companies, including software and technology companies.

16	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance | Class I Directors Continuing in Office Until the 2028 Annual Meeting

Age: 59 Director since: February 2020 Committees: Compensation Nominating and Corporate Governance (Chair)

Elisa A. Steele

Director

From December 2021 to December 2022, Ms. Steele served as our lead independent director. From August 2018 to August 2019, Ms. Steele served as CEO of Namely, Inc., a human resources software company. From January 2014 to July 2017, Ms. Steele served in various executive positions at Jive Software, Inc., a communication software company, including as President and CEO from February 2015 to July 2017. From August 2013 to December 2013, Ms. Steele served as Corporate Vice President and Chief Marketing Officer of Consumer Applications and Services at Microsoft Corporation, a technology company. Ms. Steele served as Chief Marketing Officer of Skype Inc. (owned by Microsoft) from July 2012 to August 2013. Prior to Skype, Ms. Steele served as Executive Vice President and Chief Marketing Officer at Yahoo! Inc., an Internet services company. Ms. Steele currently serves on the boards of directors of JFrog Ltd., a software company, Bumble Inc., a software company, and Nextdoor Holdings, Inc., a social networking company. She previously served on the boards of directors of Amplitude Inc., a digital optimization company, from March 2021 to June 2025, Cornerstone OnDemand, Inc., a software company, from June 2018 to June 2021 (including as chair of the board of directors from June 2018 to July 2020 and as co-chair of the board of directors from July 2020 to June 2021), Splunk Inc., a software company, from September 2017 until it was acquired in March 2024, Namely, from August 2017 to September 2022 (including as chair of the board), and Jive, from February 2015 to June 2017. Ms. Steele holds a B.S. in Business Administration from the University of New Hampshire and an M.B.A. from San Francisco State University.

Skills and Qualifications: Ms. Steele is qualified to serve on our Board because of her experience in the software and technology industries and service as an executive and a director of publicly-traded companies, including software and technology companies.

Class I Directors Continuing in Office Until the 2028 Annual Meeting

Age: 51 Director since: December 2021 Committees: Compensation

Erin M. Chapple

Director

Since 2018, Ms. Chapple has served as a Corporate Vice President at Microsoft Corporation, a technology corporation, most recently leading or supporting the Commercial Solutions Areas and Worldwide Sales and Solutions organization since September 2024. Ms. Chapple has held a number of other leadership positions at Microsoft, including Corporate Vice President of Product for Azure Core, a public cloud computing platform, from March 2021 to August 2024, Corporate Vice President for Azure Compute, from April 2019 to March 2021, Corporate Vice President of Windows Server, from June 2018 to April 2019; and General Manager of Windows Server and Director of Program Management, from October 2014 to June 2018. Ms. Chapple joined Microsoft in 1998 as a Program Manager on the Small Business Server. Ms. Chapple holds a B.A.S. in Electrical Engineering from the University of Waterloo and an M.A. in Applied Behavioral Science from Bastyr University.

Skills and Qualifications: Ms. Chapple is qualified to serve on our Board because of her experience in the software and technology industries and service as an executive of a publicly-traded technology company.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	17

Information Regarding the Board of Directors and Corporate Governance | Class I Directors Continuing in Office Until the 2028 Annual Meeting

Age: 64 Director since: September 2025 Committees: None

Ajei S. Gopal

President and CEO

Dr. Gopal has served as our CEO since November 2025 and as a member of our Board since September 2025. He previously held the role of CEO Designate from September to November 2025. From January 2017 to July 2025, Dr. Gopal served as the President and CEO of Ansys, Inc., an engineering simulation software company. From August 2016 to December 2016, Dr. Gopal served as the President and Chief Operating Officer of Ansys. From 2013 to 2016, Dr. Gopal served as an operating partner at Silver Lake Technology Management, L.L.C., a private equity technology investment firm, where he was seconded as interim President and Chief Operating Officer to Symantec Corporation, a cybersecurity company, in 2016. Prior to that, Dr. Gopal served as Senior Vice President and General Manager, HP Software, at Hewlett Packard, an information technology company, from 2011 to 2013; Executive Vice President and General Manager at CA Technologies, Inc., an enterprise software company, from 2006 to 2011; and from 2004 to 2006, as Executive Vice President and Chief Technology Officer at Symantec. Earlier, Dr. Gopal was the Founder and CEO of ReefEdgeNetworks, a wireless local area network system provider, and held several roles at IBM Research and IBM’s Software Group. Dr. Gopal began his career at Bell Communications Research in 1984. Dr. Gopal currently serves on the board of directors of Fiserv, Inc., a financial technology and payment solutions company. He previously served on the board of directors of Synopsys, Inc., an electronic design automation company, from July 2025 to April 2026, Citrix Systems, Inc., an enterprise software company, from September 2017 to October 2021, and Ansys from February 2011 to July 2025. Dr. Gopal earned a B.Tech. in Mechanical Engineering from the Indian Institute of Technology in Bombay and a Ph.D. in Computer Science from Cornell University.

Skills and Qualifications: Dr. Gopal is qualified to serve on our Board because of the perspective and experience he brings as our President and CEO, his experience in the software and technology industries, his service as an executive and a director of publicly-traded companies, and his operational and business development experience.

18	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance | Class I Directors Continuing in Office Until the 2028 Annual Meeting

Age: 65 Director since: December 2025 Committees: Compensation Nominating and Corporate Governance

Ronald W. Hovsepian

Director

Mr. Hovsepian has served on our board of directors since December 2025. Mr. Hovsepian is Executive Chairman and CEO of Skillsoft Corporation, an educational technology company, a position he has held since April 2024. From September 2020 to January 2024, Mr. Hovsepian was the President and CEO of Indigo Ag, Inc., an agricultural technology company. From October 2018 to January 2021, Mr. Hovsepian served as an Executive Partner at Flagship Pioneering, Inc., a venture capital firm focused on healthcare. From December 2011 to January 2017 (when it was acquired by SynchronossTechnologies, Inc.), he was the President and CEO of Intralinks Holdings, a global provider of collaboration solutions and virtual data rooms. Prior to Intralinks, Mr. Hovsepian held the position of President and CEO of Novell, Inc., a software and services company, from 2006 to 2011, and President and Chief Operating Officer from 2005 to 2006. From 2000 to 2003, Mr. Hovsepian worked in the venture capital industry. He started his career at International Business Machines Corporation, a technology company, spending approximately 16 years there and serving in several executive positions. Mr. Hovsepian currently serves on the board of directors of Skillsoft. Previously, Mr. Hovsepian served on the board of directors of Ansys, Inc., an engineering simulation software company, from February 2012 until its acquisition by Synopsys in July 2025 (including as chairman from May 2019 to July 2025, lead independent director from 2014 to 2019, and non-executive chairman from 2014 to 2016), Pegasystems Inc., a software company, from January 2019 to June 2021, Intralinks, from December 2011 to January 2017, ANN Inc., a woman’s clothing retailer, from 1998 to 2015 (including as non-executive chairman from 2005 to 2015), and Intralinks. Mr. Hovsepian holds a B.S. from Boston College.

Skills and Qualifications: Mr. Hovsepian is qualified to serve on our Board because of his experience in the software and technology industries as an executive and venture capital investor, his service as an executive, board chairman, and director of various publicly-traded technology companies across a range of industries, and his experience in sales, marketing, and product development.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	19

Information Regarding the Board of Directors and Corporate Governance | Director Independence

Age: 65 Director since: May 2004 Committees: Audit

Kevin J. O’Connor

Director

Since June 2018, Mr. O’Connor has served as a Partner at ScOp Venture Capital, a venture capital firm. From May 2009 until its acquisition by Amazon.com, Inc. in May 2017, Mr. O’Connor served as CEO of Graphiq, a technology company. Following the acquisition, Mr. O’Connor managed Graphiq’s integration strategy from May 2017 through May 2018. From January 1996 to August 2000, Mr. O’Connor served as CEO of DoubleClick, a technology company. From April 1992 to July 1995, Mr. O’Connor served in various executive roles at Digital Communications Associates, a technology company. From May 1983 to April 1992, Mr. O’Connor served in various research roles at InterComputer Communications Corporation, a technology company, until its acquisition by Digital Communications Associates in April 1992. Mr. O’Connor holds a B.S. in Electrical Engineering from the University of Michigan, Ann Arbor.

Skills and Qualifications: Mr. O’Connor is qualified to serve on our Board because of his knowledge of the Company, his experience serving as an executive of various technology companies, and his experience serving as a director of various privately-held companies, including software and technology companies.

Director Independence

Our common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Additionally, compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Kathryn A. Bueker, Nanci E. Caldwell, Erin M. Chapple, William J.G. Griffith, IV, Ronald W. Hovsepian, Vishal Misra, Kevin J. O’Connor, Graham V. Smith, and Elisa A. Steele do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these affirmative determinations, our Board considered the current and prior relationships between each non-employee director or any of his or her family members, and the Company, its senior management, and its independent auditor, as well as all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions described in the section titled “Certain Relationships and Related Person Transactions” beginning on page 85 of this Proxy Statement.

20	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance | Board Leadership

Board Leadership

Our Nominating and Corporate Governance Committee reviews at least annually the leadership structure of our Board and makes such recommendations to our Board as our Nominating and Corporate Governance Committee deems appropriate. In connection with our appointment of Dr. Gopal as President and CEO in 2025, we separated the roles of CEO and Chair of our Board. Our Board believes this leadership structure is currently the most effective for the Company as it allows Dr. Gopal to focus on the execution of the Company’s long-term strategic plan and operations while Mr. Courtemanche leads the Board with the benefit of his deep institutional knowledge.

Lead Independent Director

Our amended and restated corporate governance guidelines (our “Corporate Governance Guidelines”) provide that one of our independent directors shall serve as the lead independent director at any time when an independent director is not serving as the chair of the Board. Because Mr. Courtemanche served as the principal executive officer (“PEO”) of the Company in 2025 (and thus is not considered to be an independent director) and continues to serve as Chair of the Board, our Board has appointed Graham V. Smith to serve as our lead independent director. As lead independent director, Mr. Smith approves Board meeting agendas, presides over periodic meetings of our independent directors, coordinates activities of the independent directors, and performs such additional duties as our Board may otherwise determine and delegate. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

Committees of Our Board of Directors

Our Board has established an Audit Committee (our “Audit Committee”), a Compensation Committee (our “Compensation Committee”), and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

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Information Regarding the Board of Directors and Corporate Governance | Committees of Our Board of Directors

Audit Committee

Graham V. Smith (Chair) Other Members: Kathryn A. Bueker Kevin J. O’Connor Vishal Misra

Our Audit Committee consists of Graham V. Smith, Kathryn A. Bueker, Vishal Misra, and Kevin J. O’Connor. The chair of our Audit Committee is Graham V. Smith. Our Board has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that each of Graham V. Smith and Kathryn A. Bueker is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and risk management, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

+  helping our Board oversee our corporate accounting and financial reporting processes, as well as the audit and integrity of our financial statements;

+  conducting an annual risk assessment;

+  managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal controls over financial reporting, when required;

+  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

+  overseeing procedures for employees to submit concerns about fraud (including with respect to accounting and audit matters), abuse, and other misconduct;

+  reviewing related person transactions;

+  approving or, as permitted, pre-approving, audit, audit-related, and permissible non-audit services to be performed by the independent registered public accounting firm;

+  monitoring the Company’s cybersecurity and data privacy risks and the steps the Company has taken to monitor and control exposure to such risks;

+  monitoring the Company’s liquidity; and

+  preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available to stockholders on our website at https://investors.procore.com.

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Information Regarding the Board of Directors and Corporate Governance | Committees of Our Board of Directors

Compensation Committee

Nanci E. Caldwell (Chair) Other Members: Erin M. Chapple Elisa A. Steele Ronald W. Hovsepian

Our Compensation Committee consists of Nanci E. Caldwell, Erin M. Chapple, Ronald W. Hovsepian, and Elisa A. Steele. The chair of our Compensation Committee is Nanci E. Caldwell. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of the NYSE and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and benefits programs, and to review and approve the compensation to be paid to our executive officers, non-employee directors, and certain other employees, as appropriate. Specific responsibilities of our Compensation Committee include:

+  reviewing and approving, or recommending to the Board for approval, the compensation of our CEO, other executive officers, and certain other employees;

+  reviewing and recommending to our Board the compensation of our non-employee directors;

+  determining the companies to be included in the Company’s compensation peer group;

+  administering our equity incentive plans and other benefit programs;

+  reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

+  reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy and assessment of whether our compensation practices support our business objectives.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available to stockholders on our website at https://investors.procore.com.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation philosophy, policies, plans, and benefits programs. In addition, our Compensation Committee oversees our compensation strategy, policies, plans, and benefits programs, administers our equity compensation plans, and reviews and approves all compensation decisions relating to our executive officers, including our CEO. Our Compensation Committee considers recommendations from our CEO regarding the compensation of our executive officers other than himself. Typically, our Compensation Committee meets quarterly, or with greater frequency if necessary, and meets regularly in executive session. From time to time, our Compensation Committee may invite to its meetings any director, officer, or employee of the Company, and such other persons, as it deems appropriate in order to carry out its responsibilities.

Our Compensation Committee has formed a Management Equity Award Committee (the “MEAC”) and adopted an MEAC charter, pursuant to which our Compensation Committee delegated authority to a committee composed of our Chief Financial Officer, Chief Legal Officer, and Chief People Officer to grant, without any further action required by our Board or Compensation Committee, time-based restricted stock unit (“RSU”) and PSU awards under our 2021 Equity Incentive Plan (as amended, our “2021 Plan”) to our employees and other service providers who are neither Section 16 officers nor members of the MEAC, subject to the limitations set forth in the MEAC charter. As part of its oversight function, our Compensation Committee reviews on a quarterly basis the awards granted by the MEAC. The delegation of authority under the MEAC charter is not exclusive, and both our Board and our Compensation Committee retain the right to grant equity awards.

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Information Regarding the Board of Directors and Corporate Governance | Committees of Our Board of Directors

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. For the fiscal year ended December 31, 2025, and for prior fiscal years, our Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with competitive market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, provide guidance on the compensation of executive hires, including our CEO, and ongoing advice on executive compensation matters. Compensia also assisted the Compensation Committee in developing an appropriate peer group to assess and determine competitive levels of overall compensation for our executive officers and non-employee directors, as well as the individual elements of such compensation, with the objective of ensuring that our compensation programs are competitive, fair, and appropriately structured. Compensia does not provide any non-compensation-related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest has arisen with respect to the work that Compensia performs for our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of Ms. Caldwell, Ms. Chapple, Mr. Hovsepian, or Ms. Steele is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Elisa A. Steele (Chair) Other Members: Nanci E. Caldwell Ronald W. Hovsepian

Our Nominating and Corporate Governance Committee consists of Elisa A. Steele, Nanci E. Caldwell, and Ronald W. Hovsepian. The chair of our Nominating and Corporate Governance Committee is Elisa A. Steele. Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

+  identifying and evaluating candidates, including nominating incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

+  considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

+  developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

+  overseeing periodic evaluations of our Board’s performance, including committees of our Board.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available to stockholders on our website at https://investors.procore.com.

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Information Regarding the Board of Directors and Corporate Governance | Board Evaluation Process

Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and Board effectiveness. Annually, the directors of the Board complete a written evaluation that is designed to assess Board and committee performance and effectiveness. The Nominating and Corporate Governance Committee oversees the evaluation process, and has periodically used a third-party consultant to support the evaluation process. The questionnaires and ongoing feedback from individual directors facilitate candid discussions about the Board’s culture, leadership structure, mix of director skills, qualifications, and experiences, oversight of risk, strategy, and operations, growth opportunities, and committee structure and effectiveness. The Nominating and Corporate Governance Committee and the Board may also take results from the annual Board and committee evaluation into consideration in connection with their review of director nominees to ensure the Board continues to operate effectively.

Board and Committee Meetings

Our Board is responsible for the oversight of management and the strategy of the Company and for establishing corporate policies. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board. Our Board met five times during our last fiscal year. Our Audit Committee met nine times during our last fiscal year. Our Compensation Committee met eight times during our last fiscal year. Our Nominating and Corporate Governance Committee met four times during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. It is Procore’s policy to strongly encourage our directors to attend the Annual Meeting. Eight of our then-serving directors attended the 2025 Annual Meeting.

As required under applicable NYSE listing standards, our non-management directors met four times during our last fiscal year in regularly scheduled executive sessions at which only non-management directors were present. Our independent directors met during at least one of such regularly scheduled executive sessions. Mr. Smith, our lead independent director in 2025, presided over these executive sessions.

Role of the Board in Risk Oversight

Our Board oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for the Company. Our Board plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.

In connection with its reviews of the operations of our business, our full Board addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity and liquidity risks. Our Board appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge. In particular, our Board is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats and incidents.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks.

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Information Regarding the Board of Directors and Corporate Governance | Nomination to the Board of Directors

While our full Board has overall responsibility for evaluating key business risks, its committees monitor and report to our Board on certain risks, as described below:

Audit Committee

The Audit Committee monitors our major financial, reporting, and cybersecurity risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices. Our Audit Committee also oversees our annual enterprise risk assessment, including our cybersecurity risk management processes, monitors compliance with legal and regulatory requirements, and directly supervises our internal audit function.

Two committees report to our Audit Committee in support of its risk assessment function. Our Enterprise Risk Management Committee, which is composed of members of management from a variety of departments, provides updates and input to our Audit Committee and our Board regarding the identification and evaluation of material risks to the Company and the Company’s risk assessment and enterprise risk management framework. Our cross-functional Cybersecurity Committee, which is composed of members of management and other stakeholders across different functions, serves to enhance our cybersecurity governance and oversight.

Compensation Committee

The Compensation Committee assesses and monitors whether any of our compensation policies and practices have the potential to encourage excessive risk-taking and strives to create incentives that encourage a level of risk-taking consistent with our business strategy. In connection with its oversight of compensation-related risks, our Compensation Committee reviews our compensation programs and practices for employees (including executives) and evaluates whether our programs and practices encourage unnecessary or excessive risk-taking and controls, and how such programs and practices are structured with respect to risks and rewards, as well as controls designed to mitigate any risks.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of our Board, monitors the effectiveness of our Corporate Governance Guidelines, plans for leadership succession, and provides general oversight of our other corporate governance policies and practices.

Nomination to the Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of our Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our Charter, our Bylaws, our Corporate Governance Guidelines, and the requirements of applicable law. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Bylaws, using the same criteria to evaluate all such candidates.

A stockholder that wishes to recommend a candidate for election to our Board must send a written notice directed to our Corporate Secretary at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013. The written notice must include, among other things, the candidate’s name, age, business and residential address, biographical data, and the number of Procore shares held by the candidate. Stockholder recommendations must be made in compliance with our Bylaws and Corporate Governance Guidelines.

Evaluations of candidates generally involve a review of background materials and internal discussions, as well as candidate interviews. In addition, our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

26	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Information Regarding the Board of Directors and Corporate Governance | Director Qualifications

Director Qualifications

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal and regulatory requirements, NYSE listing requirements, and the provisions of our Charter, Bylaws, Corporate Governance Guidelines, and charters of the Board committees, our Board will consider the following factors in considering director candidates: (i) relevant expertise to offer advice and guidance to management, (ii) the ability to exercise sound business judgment, (iii) excellence in his or her field, (iv) diversity of skills, background, perspective, and experience, (v) commitment to rigorously represent the long-term interests of Procore’s stockholders, (vi) sufficient time to devote to Procore’s affairs, and (vii) the average tenure of directors serving on our Board and, if applicable, the tenure of the continuing directors.

When considering nominees, our Board and Nominating and Corporate Governance Committee may consider other factors, including, but not limited to: the current composition of our Board; Procore’s current operating requirements; the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments; and the long-term interests of our stockholders. Our Board and Nominating and Corporate Governance Committee evaluate the foregoing factors, among others, and do not assign any particular weighting or priority to any of the factors.

Stockholder Communications with our Board

Stockholders and other interested parties who wish to communicate with the non-management members of our Board or with an individual non-management director may do so by mail addressed to our Chief Legal Officer and Corporate Secretary at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013. In accordance with our policies and procedures for stockholder communications to independent directors, our Chief Legal Officer and Corporate Secretary (or our Legal Department), in consultation with appropriate directors as deemed necessary by the Chief Legal Officer and Corporate Secretary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the Chair of the Board or the lead independent director.

Corporate Governance Guidelines

Our Board has adopted our Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate Procore’s business operations and make decisions that are independent of our management. Our Corporate Governance Guidelines set forth the practices our Board follows with respect to Board composition and selection, Board meetings and involvement of senior management, executive officer performance evaluation and succession planning, Board compensation, director education, and conflicts of interest.

Our Corporate Governance Guidelines contain limits for the number of additional public company boards on which directors may serve. Non-employee directors should not serve on more than four additional public company boards without the approval of our Board. Members of our Audit Committee should not serve on more than two additional public company audit committees without the approval of our Board. Any director who is the chief executive officer or another named executive officer of a public company (including Procore) may serve on the board of that public company, but should not serve on more than one additional public company board without the approval of our Board. Further, directors who are employees of Procore must also obtain any approvals required under our Code of Conduct (defined below) to serve on the board of directors, or any similar supervisory body, of any for-profit company other than Procore.

Our Corporate Governance Guidelines, as well as the charters for each committee of our Board, are posted on our website at https://investors.procore.com.

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Information Regarding the Board of Directors and Corporate Governance
 | Code of Business Conduct and Ethics

Code of Business Conduct and Ethics
We believe that our core values and high ethical standards are foundational to building a healthy company that can appropriately manage risks and opportunities. We have adopted a code of business conduct and ethics (our “Code of Conduct”) that applies to our and our subsidiaries’ directors, officers (including our PEO, principal financial officer, principal accounting officer or controller, or persons performing similar functions), employees, and independent contractors. Our Code of Conduct is available on our website at https://investors.procore.com. In addition, we post on our website all disclosures that are required by law or the listing standards of the NYSE concerning any amendments to, or waivers of, any provision of our Code of Conduct.
Insider Trading Policy
We have adopted an insider trading policy (our “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees, and consultants, our subsidiaries, and our affiliates, which we believe is reasonably designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards. We also have procedures, like requiring our directors and certain employees to pre-clear
transactions relating to our securities, in place that are designed to support the foregoing purposes. In addition, it is our intent to comply with applicable laws, rules, and regulations relating to insider trading when engaging in transactions in our securities, including any repurchases of our stock pursuant to our stock repurchase program. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Form
10-K
filed on February 26, 2025.
Prohibition on Hedging, Short Sales, and Pledging
Our Insider Trading Policy prohibits engaging in derivative securities, hedging transactions with respect to Procore’s securities, and similar transactions designed to decrease the risks associated with holding Procore’s securities except as otherwise set forth in the Insider Trading Policy. Our employees may be permitted to contribute their Procore stock to an exchange fund following review and approval of any such proposed transaction by our Compliance Officer (as defined in our Insider Trading Policy) or an authorized designee. In addition, our Insider Trading Policy prohibits directors, officers, employees, and consultants of the Company and its subsidiaries and affiliates from pledging Procore’s securities as collateral for a loan or holding Procore’s securities in margin accounts, unless done in accordance with our pledging policy. Pursuant to our pledging policy adopted in 2022, only our former President and CEO and Chair of our Board, Mr. Courtemanche is eligible to pledge Procore securities. In addition, any proposed pledge must receive pre-clearance
from our Compliance Officer and must not exceed 15% of the requesting party’s holdings of Procore securities, and the requesting party must demonstrate an ability to repay loan amounts without resort to the securities intended to be pledged.

28	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Director Compensation | Director Compensation Table

Director Compensation

Director Compensation Table

The following table presents information regarding compensation earned by or paid to our directors for the fiscal year ended December 31, 2025, other than to (1) Mr. Courtemanche, our former President and CEO, and Chair of our Board, whose compensation as a non-employee director is set forth in the Summary Compensation Table, (2) Dr. Gopal, our President and CEO, who is also a member of our Board but did not receive any additional compensation for service as a director, and (3) Dr. Misra, who joined the Board after December 31, 2025. The compensation of Mr. Courtemanche and Dr. Gopal is set forth below under the section titled “Executive Compensation—Summary Compensation Table” on page 66 of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Kathryn A. Bueker	46,038	205,259	0	251,297

Nanci E. Caldwell	55,563	205,259	0	260,822

Erin M. Chapple	43,475	205,259	0	248,734

Brian Feinstein(2)	0	0	0	0

William J.G. Griffith IV(3)	784	0	0	784

Ronald W. Hovsepian	4,031	557,696	0	561,727

Kevin J. O’Connor	46,038	205,259	0	251,297

Graham V. Smith	79,694	205,259	623	285,576

Elisa A. Steele	53,763	205,259	8,100	267,122

(1)

Stock awards contain service-based vesting conditions. The amount reported in this column represents the aggregate grant-date fair value of equity awards granted to a director during the fiscal year ended December 31, 2025, under our 2021 Plan, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718, Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the grant-date fair value of the equity award reported in this column are set forth in the notes to our audited consolidated financial statements included in our 2025 Form 10-K. This amount does not reflect the actual economic value that may be realized by the directors.

(2)

Mr. Feinstein declined his cash fees for his service in the fiscal year ended December 31, 2025, and his Annual Award in connection with the 2025 Annual Meeting. Mr. Feinstein resigned from our Board on December 9, 2025.

(3)	Mr. Griffith declined a portion of his cash fees for his service in the fiscal year ended December 31, 2025 and his Annual Award in connection with the 2025 Annual Meeting.

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Director Compensation | Non-Employee Director Compensation Policy

The following table presents information on stock awards granted to non-employee directors during the fiscal year ended December 31, 2025, and the aggregate number of shares of our common stock underlying stock awards held by our non-employee directors as of December 31, 2025.

Name	Number of Shares Underlying RSU Awards Granted During the Fiscal Year Ended December 31, 2025	Number of Shares Underlying RSUs Held as of December 31, 2025

Kathryn A. Bueker	3,049	5,936	(1)

Nanci E. Caldwell	3,049	5,936	(1)

Erin M. Chapple	3,049	3,049

Brian Feinstein(2)	0	0

William J.G. Griffith IV(3)	0	0

Ronald W. Hovsepian	7,197	7,197

Kevin J. O’Connor	3,049	5,936	(1)

Graham V. Smith	3,049	5,936	(1)

Elisa A. Steele	3,049	5,936	(1)

(1)

Includes 2,887 RSUs for which the director has elected to defer settlement until the date that is 90 days following the date on which the director ceases to serve as a member of the Board (or, if earlier, until immediately prior to the closing of a change in control).

(2)	Mr. Feinstein declined his Annual Award in connection with the 2025 Annual Meeting.
(3)	Mr. Griffith declined his Annual Award in connection with the 2025 Annual Meeting.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which each non-employee director is eligible to receive compensation for his or her service consisting of the cash retainers and equity awards described below. Our Board or our Compensation Committee has the discretion to amend, modify, suspend, or terminate the non-employee director compensation policy as it deems necessary or appropriate. Our non-employee director compensation policy was amended and restated in December 2025 to, among other things, increase the compensation of our non-employee directors.

Equity Compensation

Each new non-employee director who joins our Board automatically receives, on the date of joining our Board, an RSU award having a target equity value of $530,000 (the “Initial Award”). Each Initial Award will vest in three equal annual installments, with the first vesting date being the company vesting date (each February 20, May 20, August 20, and November 20, each a “Company Vesting Date”) that most closely precedes the first anniversary of the grant date of the Initial Award, subject to the non-employee director continuing to provide service to us through each applicable vesting date.

On the date of each annual meeting of our stockholders, each person who is then a non-employee director, and who has been a non-employee director for not less than six months as of such annual meeting date, will (unless waived) automatically receive an RSU award having a target equity value of $227,500 (the “Annual Award”). Each Annual Award will vest on the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the date of the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be reelected or the director not standing for reelection), subject to the non-employee director continuing to provide service to us through the applicable vesting date.

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Director Compensation | Non-Employee Director Compensation Policy

Prior to the amendment and restatement of the non-employee director compensation policy in December 2025, the Initial Award was $450,000 and the Annual Award was $200,000.

For RSUs granted in 2024 and later, each non-employee director has the opportunity to elect to defer settlement of the RSUs until the date that is 90 days following the date on which the director ceases to serve as a member of the Board (or, if earlier, until immediately prior to the closing of a change in control).

In the event of a change in control (as defined in our 2021 Plan), each non-employee director’s then outstanding Initial Award and Annual Award, if any, will become fully vested immediately prior to the closing of the change in control, provided that the non-employee director remains in continuous service through such time.

All outstanding and future options and RSUs granted under our 2014 Equity Incentive Plan (our “2014 Plan”) and our 2021 Plan (including those held by our non-employee directors) will vest in full in connection with the holder’s termination of service by reason of death or permanent disability.

Cash Compensation

In addition, each non-employee director is entitled to receive the following cash compensation for services on our Board and its committees as follows:

+

$48,100 annual cash retainer for service as a Board member, an additional annual cash retainer of $30,000 for service as lead independent director of our Board, if any, and an additional annual cash retainer of $56,250 for service as Chair of our Board;

+

$13,500 annual cash retainer for service as a member of our Audit Committee, and $27,000 annual cash retainer for service as chair of our Audit Committee (in lieu of the committee member service retainer);

+

$10,000 annual cash retainer for service as a member of our Compensation Committee, and $20,000 annual cash retainer for service as chair of our Compensation Committee (in lieu of the committee member service retainer); and

+

$6,400 annual cash retainer for service as a member of our Nominating and Corporate Governance Committee, and $14,600 annual cash retainer for service as chair of our Nominating and Corporate Governance Committee (in lieu of the committee member service retainer).

Prior to the amendment and restatement of the non-employee director compensation policy in December 2025, the annual cash retainer for Board service was $35,000, the annual cash retainers for Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee membership were, respectively, $10,000, $7,500, and $4,300, and the annual cash retainers for the lead independent director and the chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee were, respectively, $20,000, $23,000, $15,000, and $10,000, and there was no annual cash retainer for the Chair of our Board.

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, prorated for any partial months of service.

Compensation Limit

Pursuant to our non-employee director compensation policy, the aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value; provided that such amount will be increased to $1,000,000 in the first fiscal year in which a newly-appointed or newly-elected non-employee director joins our Board.

Expenses

We reimburse each non-employee director for any ordinary and reasonable out-of-pocket expenses actually incurred by such director in connection with their service on the Board, including in-person attendance at, and participation in, meetings of our Board and any committee of the Board, as well as certain continuing director education offerings.

Stock Ownership Guidelines

For a description of our stock ownership guidelines, which apply to our non-employee directors, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 64 of this Proxy Statement.

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Proposal 1 Election of Directors

Proposal 1 Election of Directors

Our Board currently consists of 10 members and is divided into three classes. Each class consists of one-third of the total number of directors on the Board, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms expire at such meeting will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

Our directors are divided into the three classes as follows:

+	the Class I directors are Erin M. Chapple, Ajei S. Gopal, Ronald W. Hovsepian, and Kevin J. O’Connor, whose terms will expire at the 2028 Annual Meeting;

+	the Class II directors are Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell, whose terms will expire at the upcoming 2026 Annual Meeting; and

+	the Class III directors are William J.G. Griffith IV, Vishal Misra, Graham V. Smith, and Elisa A. Steele, whose terms will expire at the 2027 Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.

Each of Craig F. Courtemanche, Jr., Kathryn A. Bueker, and Nanci E. Caldwell is currently a member of our Board, and, at the recommendation of our Nominating and Corporate Governance Committee, has been nominated for reelection to serve as a Class II director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the 2029 Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE

32	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Proposal 2 Ratification of the Appointment of Independent Registered Public Accounting Firm | Principal Accountant Fees and Services

Proposal 2 Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further recommended that the Board submit, and the Board has submitted, the appointment of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2015. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the appointment of PwC as our independent registered public accounting firm. However, the Board, upon the recommendation of our Audit Committee, is submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, our Audit Committee will review its future appointment of PwC as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of Procore and its stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	Fiscal Year Ended December 31,

	2025	2024

	($ in thousands)

Audit Fees(1)	3,738	3,654

Audit-Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	2	2

Total Fees	3,740	3,656

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and 2025 audit of our internal control over financial reporting, and reviews of our unaudited interim financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for services in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees consist of fees for a variety of permissible services relating to tax advice.
(4)	All other fees consist of license fees for disclosure checklist software.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and audit-related services, as well as permitted non-audit services (subject to a de minimis exception for qualifying permissible non-audit services that do not, in the aggregate, amount to more than 5% of total fees paid to our independent registered public accounting firm), that our independent registered public accounting firm provides to us in accordance with our audit and non-audit services pre-approval policy. Pre-approval may be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	33

Proposal 2 Ratification of the Appointment of Independent Registered Public Accounting Firm | Pre-Approval Policies and Procedures

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our audit and non-audit services pre-approval policy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

34	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Report of the Audit Committee of the Board of Directors

Report of the Audit Committee of the Board of Directors

Our Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025, with our management. Our Audit Committee has also reviewed and discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our Audit Committee concerning independence, and has discussed with PwC the accounting firm’s independence. Based on the foregoing, our Audit Committee has recommended to our Board that the audited financial statements be included in our 2025 Form 10-K, which was filed with the SEC on February 24, 2026.

Members of the Audit Committee

Graham V. Smith, Chair

Kathryn A. Bueker

Kevin J. O’Connor

Vishal Misra*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Procore under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

*	Dr. Misra joined the Audit Committee on April 20, 2026, and did not participate in the review and approval of this report.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	35

Proposal 3 Advisory Vote on the Compensation of the Company’s Named Executive Officers

Proposal 3 Advisory Vote on the Compensation of the Company’s Named Executive Officers

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, commonly referred to as a “say-on-pay” vote.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are based on our philosophy of executive pay tied to performance, and are strongly aligned with our stockholders’ interests. Meanwhile, compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a highly competitive environment.

At the 2023 Annual Meeting, our stockholders indicated, by a non-binding, advisory vote, that they agreed with our Board’s recommendation that we solicit a non-binding, advisory say-on-pay vote every year. Our Board has adopted a policy that is consistent with that preference. A “say-on-frequency” vote is required at least every six years and, as such, our next say-on-frequency vote will take place no later than 2029.

Our Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Procore Technologies, Inc. approve, on a non-binding, advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth below in the section titled Executive Compensation.”

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in this matter and intend to consider the results of this vote in making determinations in the future regarding our executive compensation program and arrangements.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

36	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Officers

Executive Officers

The following table sets forth information for our named executive officers.

Name	Age	Title

Ajei S. Gopal	64	President and CEO

Craig F. Courtemanche, Jr.(1)	58	Former President and CEO, and Chair of our Board

Howard Fu	52	Former Chief Financial Officer and Treasurer

Benjamin C. Singer	49	Chief Legal Officer and Corporate Secretary

Lawrence J. Stack	60	Former Chief Revenue Officer

Steven S. Davis	59	President, Product and Technology

(1)	Mr. Courtemanche served as our President and CEO until November 2025, when Dr. Gopal was appointed to both roles.

Biographical information for Ajei S. Gopal and Craig F. Courtemanche, Jr. is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance” beginning on page 13 of this Proxy Statement.

Howard Fu

Mr. Fu served as our Chief Financial Officer and Treasurer from May 2023 to March 2026. From February 2021 to May 2023, Mr. Fu served as our Senior Vice President, Finance. From October 2015 to February 2021, Mr. Fu served as Vice President of FP&A at DocuSign, Inc., an electronic signature technology company, where he managed the financial planning and analysis organization. Prior to Docusign, Mr. Fu held various positions at LinkedIn Corporation, a business and employment-focused social media company, from September 2014 to September 2015, Salesforce, Inc., a cloud-based software company, from February 2012 to September 2014, and Visa Inc., a financial services company, from March 2008 to February 2012. Mr. Fu holds a B.S. in Civil Engineering from the University of California, Berkeley, an M.B.A. in Finance from Yale University, and an M.S. in Management Science and Engineering from Stanford University.

Benjamin C. Singer

Mr. Singer has served as our Chief Legal Officer since April 2019 and as our Corporate Secretary since June 2019. From November 2014 to April 2019, Mr. Singer served as General Counsel and Corporate Secretary of Blue Apron Holdings, Inc., a food delivery service company. From April 2011 to November 2014, Mr. Singer served in various legal roles at Gilt Groupe, an e-commerce company, including most recently as Vice President, Associate General Counsel and Assistant Corporate Secretary. From May 2007 to April 2011, Mr. Singer was an associate attorney at Kirkland & Ellis LLP, a law firm. From September 2004 to May 2007, he was an associate attorney at Wilson Sonsini Goodrich & Rosati, P.C., a law firm. Mr. Singer holds B.A. degrees in Philosophy and Religious Studies from Indiana University and a J.D. from The University of Texas School of Law.

Lawrence J. Stack

Mr. Stack served as our Chief Revenue Officer from February 2024 to March 2026. From April 2018 to February 2024, he served as Executive Vice President, Chief Revenue Officer, Global Sales and Services at Red Hat, Inc., an enterprise software company and subsidiary of International Business Machines (IBM). From April 2017 to April 2018, he served as Senior Vice President, Chief Revenue and Sales Officer at DXC Technology Company, an information technology services and consulting company. From February 2013 to April 2017, he served as Senior Vice President, Enterprise Services, Chief Sales Officer at the Hewlett Packard Enterprise Company, an information technology company. Prior to Hewlett Packard, Mr. Stack held executive sales roles at Accenture, Electronic Data Systems (which was acquired by Hewlett Packard in 2008), and Fujitsu General America, Inc. He also previously served as a Field Services Officer with the United Nations, on the National Security Council of the White House, and in the U.S. Air Force. Mr. Stack holds a B.S. in Behavioral Sciences from the University of Maryland.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	37

Executive Officers

Steven S. Davis

Mr. Davis has served as our President, Product and Technology since August 2022. From December 2020 to August 2022, Mr. Davis served as Chief Technology Officer at Babylon Healthcare, PLLC, a global digital health services company. From December 2015 to December 2020, Mr. Davis held a number of leadership roles at Expedia Group, Inc., an online travel company, including Senior Vice President positions where he led the growth and scale of multiple organizations under the Expedia brand. Mr. Davis began his Expedia tenure when it acquired HomeAway, Inc., a vacation rental marketplace company, including HomeAway’s subsidiary VRBO.com, Inc. Mr. Davis served in a number of technology executive roles at HomeAway from January 2007 until December 2015, when HomeAway was acquired by Expedia. In addition, Mr. Davis has held a number of entrepreneurial and engineering executive and leadership roles building, managing, and scaling technology and product organizations across diverse sectors, spanning enterprise, software-as-a-service, and global online marketplaces, during his career.

Executive Officer Transitions. Effective April 1, 2026, Mr. Fu departed from his position as the Company’s Chief Financial Officer and Treasurer and Rachel Pyles became the Company’s Chief Financial Officer and Treasurer. On the same day, Mr. Stack departed from his position as the Company’s Chief Revenue Officer and Robert Walter Hearn became the Company’s Chief Revenue Officer. Biographies for Ms. Pyles and Mr. Hearn are set forth below for informational purposes only.

Rachel Pyles

Ms. Pyles, age 42, has served as our Chief Financial Officer and Treasurer since April 2026. She previously held the role of Chief Financial Officer Designate in March 2026. From February 2024 to July 2025, she served as the Chief Financial Officer and Senior Vice President of Finance at Ansys, Inc., an engineering simulation software company, where she led Ansys’s global finance organization, including financial strategy, planning, and reporting. Ms. Pyles previously served as Vice President, Strategic Finance at Ansys, from April 2023 to February 2024, where she oversaw the company’s financial planning and analysis function. From July 2019 to April 2023, Ms. Pyles served as Senior Vice President of Finance at Fidelity National Information Services, Inc. (FIS), a financial technology company, where she led the finance team for the merchant solutions segment. Prior to joining FIS through its acquisition of Worldpay, Inc., Ms. Pyles held various leadership positions in corporate finance, finance transformation, and financial planning and analytics at Worldpay and its predecessors Vantiv, Inc. and Fifth Third Processing Solutions, LLC. Ms. Pyles holds a B.S. in Business Administration with concentrations in Finance and Investment Management from Duquesne University.

Robert Walter Hearn

Mr. Hearn, age 46, has served as our Chief Revenue Officer since April 2026. He previously held the role of Chief Revenue Officer Designate in March 2026. From July 2025 to March 2026, Mr. Hearn served as Senior Vice President, Simulation and Analysis, Global Sales and Customer Excellence at Synopsys, Inc., an electronic design automation company, following its acquisition of Ansys, Inc., an engineering simulation software company. During his tenure at Ansys, which began in 2007, Mr. Hearn held positions of increasing responsibility, including Senior Vice President, Worldwide Sales and Customer Excellence from February 2023 to July 2025, where he led all facets of global revenue and customer success, Vice President, Worldwide Sales and Customer Excellence from April 2022 to February 2023, where he led global revenue and customer success functions, and Vice President of Sales, Americas and Israel from March 2019 to April 2022, where he led sales for the Americas and Israel.

38	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Officers

SECTION 16 OFFICERS

Our executive officers are subject to the reporting requirements of Section 16(a) of the Exchange Act. As of the Record Date, William F. Fleming, Jr. is also subject to the reporting requirements of Section 16(a) of the Exchange Act as our principal accounting officer. The following table sets forth information for Mr. Fleming:

Name	Age	Title

William F. Fleming, Jr.	42	Senior Vice President, Corporate Controller

William F. Fleming, Jr.

Mr. Fleming has served as our Senior Vice President, Corporate Controller and principal accounting officer since April 2021. From June 2018 to April 2021, he served as our Vice President, Corporate Controller. Prior to joining Procore, from August 2007 to May 2018, Mr. Fleming worked at Ernst & Young Global Limited, an accounting firm, where he primarily worked with multinational technology companies. Mr. Fleming holds a B.B.A. and a Masters in Professional Accounting from The University of Texas, and is a certified public accountant.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	39

Executive Compensation  | Compensation Discussion and Analysis

Executive Compensation

Compensation Discussion and Analysis

Overview

This CD&A describes the objectives, philosophy, and elements of our executive compensation program for the fiscal year ended December 31, 2025. It also discusses how and why our Compensation Committee arrived at specific compensation decisions for the fiscal year ended December 31, 2025 for each individual who served as our PEO or PFO during any portion of 2025, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2025 (collectively, our “named executive officers”):

Name	Position

Ajei Gopal(1)	President and CEO

Craig F. Courtemanche, Jr.(2)	Former President and CEO, and Chair of the Board

Howard Fu(3)	Former Chief Financial Officer and Treasurer

Benjamin C. Singer	Chief Legal Officer and Corporate Secretary

Lawrence J. Stack(3)	Former Chief Revenue Officer

Steven S. Davis	President, Product and Technology

(1)	Dr. Gopal joined the Company as CEO Designate, and as a member of our Board, on September 22, 2025 and was appointed President and CEO on November 10, 2025.
(2)	Mr. Courtemanche served as President and CEO until November 10, 2025; he remains the Chair of our Board.
(3)

On March 10, 2026, we announced that Messrs. Fu and Stack would step down from their respective positions. Our new Chief Financial Officer and Treasurer, Rachel Pyles, and our new Chief Revenue Officer, Robert Walter Hearn, stepped into their respective positions effective April 1, 2026.

Fiscal Year 2025 Pay and Financial Performance Highlights

Our executive compensation program is designed to reward our executive officers for the achievement of Company-wide financial and strategic objectives, as well as the creation of long-term stockholder value. These measures formed the basis of executive compensation decisions made by our Compensation Committee in fiscal year 2025.

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating

40	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis

margin, and free cash inflow. Please refer to Appendix A for a discussion of non-GAAP gross margin, non-GAAP operating margin, and free cash inflow, as well as a reconciliation of these measures, in each case, to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Fiscal Year 2025 Compensation Highlights and Fiscal Year 2026 Compensation Program Changes

Key components and outcomes of our 2025 executive compensation program are summarized below, along with a preview of changes that we have made to the components of our 2026 executive compensation program. Refer to the section below titled “2025 Executive Compensation Program” beginning on page 53 of this Proxy Statement for more details about our 2025 executive compensation program and the section titled “2026 Executive Officer Equity Awards” beginning on page 62 of this Proxy Statement for more details about our 2026 executive equity awards.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	41

Executive Compensation | Compensation Discussion and Analysis

Fiscal 2025	Fiscal 2026
Annual Incentive Program	Net new bookings **75%**; Non-GAAP operating margin **25%**  + Net new bookings measured in two semi-annual performance periods due to significant market volatility, with greater weight on H2'25 performance + Non-GAAP operating margin measured on annual basis + Outcome: **100.4%**	Revenue **67%**; Non-GAAP operating margin **33%**  + Both revenue and non-GAAP operating margin measured on an annual basis + Change from net new bookings to revenue shifts focus to long-term decision-making, enhances understanding of bonus program, and drives discipline
PSU Eligibility*	+ Awarded to CEO only CEO **50%**  + Outcome: **96.3%**	+ Awarded to all NEOs CEO **50%**  Other NEOs **40%** 
PSU Performance Metrics*	+ 1-year performance against revenue and non-GAAP margin goals + 1/3 of PSUs vest upon certification of achievement (shortly after 1-year performance period); remaining shares vest in substantially equal quarterly installments over the subsequent two years, subject to continuous service	+ 3-year relative TSR against S&P Completion Index (CI) Information Technology + 55th percentile required for payout at target + No payout above target if absolute TSR is negative
Incentive Program Metric Overlap	+ Non-GAAP operating margin used for 2025 Bonus Program and PSUs	+ Metric overlap eliminated as a result of rTSR metric being used for PSUs instead of non-GAAP margin & revenue

*

Refers to Mr. Courtemanche’s March 2025 PSU award. For more information on Dr. Gopal’s 2025 new hire equity awards, see the section below titled “Leadership Transition—CEO New Hire Compensation Package” beginning on page 45 of this Proxy Statement.

42	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation
 | Compensation Discussion and Analysis

The key features of our executive compensation program include the following:

+
Our executive bonuses are dependent on meeting corporate objectives
. Our annual performance-based bonus opportunities for all of our executive officers are
“at-risk”
and dependent upon our achievement of financial objectives established early each year.

+
We emphasize long-term equity incentives
. Equity awards are an integral part of our executive compensation program, and comprise the primary portion of our executive officers’ target total direct compensation. These awards, which generally vest over multiple years, align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain employed with us over the long term.

+
We provide performance-based equity incentives to our CEO and executive officers.
In 2025, we awarded PSUs to our then-current CEO (Mr. Courtemanche) and our current CEO (Dr. Gopal), representing 50% of Mr. Courtemanche’s total annual equity award and 50% of Dr. Gopal’s new-hire
equity award. In 2026, we awarded PSUs to our CEO representing 50% of our CEO’s total annual equity award, and we also expanded PSU participation to our non-CEO
executive officers as well as to other senior leaders of the Company. PSUs represent 40% of each of our non-CEO
executive officer’s 2026 total annual equity award. The 2026 PSUs are based on Procore’s relative total stockholder return (“rTSR”) over three years as measured against the other companies in the S&P Completion Index (CI) Information Technology (the “Index”).

+	We maintain an independent Compensation Committee . Our Compensation Committee consists solely of independent directors.

+
Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises our Compensation Committee on market practice across numerous elements of compensation to help the Committee evaluate the Company’s compensation programs against peer compensation programs, the broader market, and relevant industry data.

+	We balance short-term and long-term equity incentives. The time-based equity awards that we grant to executives typically vest quarterly over three or four years, with a one-year cliff for new hires.

+
We maintain stock ownership guidelines
to align the interests of our executive officers and
non-employee
directors with those of our stockholders by requiring them to acquire and maintain a meaningful ownership stake in the Company’s common stock. In 2026, we increased our stock ownership requirement for non-CEO
officers from two times base pay to three times base pay.

CEO	Other Executive Officers	Non-Employee Directors

5x of base salary	3x of base salary	5x of annual retainer

+	We do not provide our executive officers with tax gross-up payments on any severance, change in control, or other payments related to a termination of employment or change in control.

+	We generally do not provide executive fringe benefits or perquisites to our executive officers.

+	We do not provide any “single trigger” change in control payments or benefits to our executive officers.
Leadership Transition
In March 2025, Procore began a planned leadership transition when Craig F. Courtemanche, Jr., the Company’s founder, President, and CEO, announced that after more than 20 years of leading the Company, he planned to step down as President and CEO and help the Board search for a new President and CEO to lead the Company through its next phase of growth, and that he would transition out of those roles once a successor was named. During the search, Mr. Courtemanche continued to lead the Company, ensuring strong operational execution.

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Executive Compensation
 | Compensation Discussion and Analysis

Our Board ran a comprehensive search for the Company’s next President and CEO, focusing on identifying a seasoned leader who would share Procore’s commitment to its mission, vision, and values. Our Board looked for a transformative leader with deep operational and public company CEO experience, a proven track record of scaling global technology enterprises, driving efficient growth, and enhancing stockholder and customer value, and extensive familiarity with navigating the complexities of large-scale innovation. Our Board retained a top executive search firm to assist with its search.
Following its extensive search, the Board appointed Dr. Ajei S. Gopal as Procore’s new President and CEO and as a member of our Board, and on November 10, 2025, Mr. Courtemanche stepped down as President and CEO to focus on his role as Chair of our Board (such transition, the “CEO Transition”). Dr. Gopal joined the Company, with over 35 years of proven experience leading global technology companies at scale. Dr. Gopal most recently served as the President and CEO of Ansys, Inc. Under his leadership, Ansys more than tripled its revenue, quadrupled its market value, and became the global leader in engineering simulation. Ansys also joined the S&P 500 and NASDAQ 100, and earned international recognition as a top employer.
Dr. Gopal’s tenure at Ansys culminated in leading the company through its July 2025 acquisition by Synopsys, Inc. Our Board considered Dr. Gopal’s deep expertise in scaling technology organizations and driving innovation and his experience as an executive and director of publicly-traded companies in deciding to appoint Dr. Gopal as President and CEO of the Company.
Our Board and Compensation Committee recognized that Dr. Gopal’s extensive and highly relevant experience made him especially well-suited to lead Procore, and viewed him as the right candidate to execute on our next phase of growth. In negotiating with Dr. Gopal to induce him to join Procore, the Compensation Committee was aware that Dr. Gopal had other competitive opportunities available to him at other public, private, and private equity companies. The Compensation Committee believes that the carefully negotiated new hire compensation package outlined below represents the minimum value that was necessary to secure Dr. Gopal’s leadership and is strongly aligned with stockholders’ interests. This conclusion was supported by Compensia’s analysis of peer group CEO compensation and recent CEO hire packages at similarly-sized
and -situated technology companies.

44	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis

CEO New Hire Compensation Package

Component	Target Value	Key Features

Annual Base Salary	$750,000	+ Prorated for fiscal year 2025 from commencement of employment as CEO Designate

Annual Target Bonus	150% of base salary, commencing in fiscal year 2026

+  Due to the timing of Dr. Gopal’s start date relative to the Company’s performance cycle, he was not eligible for a bonus for the fiscal year ended December 31, 2025, and will instead participate in the Company’s bonus program in the fiscal year ending December 2026

+  Fiscal year 2026 bonus opportunity follows the annual incentive design used for all executive officers

Target New Hire Long-Term Equity Incentive Award(1)	$55 million

+  Divided equally between RSUs and PSUs

+  RSU vesting: 1/4th will vest on August 20, 2026, with the remaining RSUs vesting in substantially equal quarterly installments over the following three years, subject to Dr. Gopal’s continuous service through each such vesting date

+  PSU performance periods and back-loaded PSU vesting:

○  Performance is based on how the Company’s total stockholder return (“TSR”) compares to the TSR of the companies that comprise the Index

○  Outperformance at the Index’s 55th percentile is required to earn target payout, a design that was intended to align the PSU compensation that Dr. Gopal realizes with the interests of stockholders by requiring above-median performance relative to peers in the Index; the Compensation Committee viewed this as highly rigorous based on its assessment of historic TSR performance of Index constituents relative to the Company’s TSR performance since its 2021 IPO

○  Amounts earned, if any, based on rTSR over a three-year performance period and a four-year performance period, each commencing September 22, 2025, subject to continuous service through each applicable vesting date; up to 50% of the total target award value may be earned after a performance period of three years and up to 200% of the total target award value may be earned after a performance period of four years (reduced by the number of PSUs, if any, that became eligible to vest with respect to the three-year performance period)

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	45

Executive Compensation | Compensation Discussion and Analysis

Component	Target Value	Key Features

○  If the Company’s absolute TSR is negative over the four-year performance period, the total number of PSUs that may become eligible to vest with respect to the four-year performance period will be capped at 100% of target, regardless of rTSR performance

+  The Compensation Committee sought to design an equity incentive that strongly and durably aligns Dr. Gopal’s long-term pay opportunities with successful business execution and the long-term value he is able to create for stockholders. Accordingly, the Compensation Committee believed that an equal mix of RSUs and PSUs, with use of rTSR as the PSU performance measure and a back-loaded vesting schedule, achieved this goal while avoiding focus on a narrow set of financial metrics during a period of significant transition, which both challenged long-term financial goal-setting and risked becoming less relevant over the four-year performance period to the extent the Company’s strategy evolves.

One-Time Sign-On Bonus	$320,000	+ Provided in lieu of Dr. Gopal participating in 2025 Bonus Program (despite being eligible to do so)

One-Time Legal Fee Reimbursement	$206,101 ($125,000 for attorneys’ fees reimbursements and related tax gross-up payment of $81,101)

+  Provided in connection with negotiation of Dr. Gopal’s employment

+  One-time benefit negotiated at arms’ length, to allow Dr. Gopal to have independent counsel advise him on the terms of his employment arrangement

Severance Benefits	See “Potential Payments Upon Termination or Change in Control–Executive Severance Arrangements” beginning on page 72 of this Proxy Statement for details

+  Severance agreement providing for cash severance, payment of premiums for health benefits continuation, and equity vesting acceleration in the event of certain qualifying terminations of employment, including enhanced benefits in connection with a change in control

No Make-Whole Compensation: The Compensation Committee did not provide any compensation to Dr. Gopal to offset any lost wages in connection with any previous employment.

(1)

The target value of Dr. Gopal’s RSU and PSU awards were converted into shares using the volume-weighted average price of a share of the Company’s common stock as reported on the New York Stock Exchange over the 30-trading day period ending on (and including) September 18, 2025. Accordingly, this amount differs from the amount reported in the Summary Compensation Table on page 66 of this Proxy Statement, which was determined in accordance with applicable accounting rules.

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Executive Compensation | Compensation Discussion and Analysis

Transition Compensation of Former President and CEO

Mr. Courtemanche, our Board, and our Compensation Committee were collectively committed to identifying, securing, and onboarding the right successor to build on Mr. Courtemanche’s extensive contributions as the Company’s President and CEO and lead us through our next phase of growth. Our Board and Compensation Committee recognized (i) the extraordinary amount of time, energy, and effort Mr. Courtemanche dedicated to identifying, evaluating, and meeting with potential candidates, as well as educating potential candidates on the Company, its strategy and opportunity, and the industry it serves, (ii) Mr. Courtemanche’s ultimate success recruiting and onboarding Dr. Gopal while continuing to lead the Company, and (iii) the criticality of Mr. Courtemanche’s continued support following Dr. Gopal’s appointment to facilitate a smooth and orderly transition and to provide Dr. Gopal with key ongoing institutional knowledge gained from more than two decades of leading Procore. In recognition of the foregoing contributions, the Compensation Committee approved the following for Mr. Courtemanche in connection with the CEO Transition:

+

One-Time Cash Bonus: A one-time cash bonus of $500,000 to recognize Mr. Courtemanche’s substantial contributions to the CEO search process and his successful recruitment and onboarding of Dr. Gopal while continuing to lead the Company as its President and CEO.

+

Eligibility to Participate in 2025 Bonus Program: Allow Mr. Courtemanche to receive his full fiscal year 2025 bonus because he served as President and CEO until November 10, 2025, and as such, was responsible for the Company’s performance for nearly the full fiscal year.

+

COBRA Premiums: Payment of healthcare coverage premiums for Mr. Courtemanche and his eligible dependents for 12 months following the date he transitioned out of the President and CEO roles in order to support a smooth transition.

+

PSU Award: A PSU award with a target value of $3,000,000 in order to support the success of the CEO Transition. The PSU award is eligible to vest based on Mr. Courtemanche continuing to support and be an ongoing resource for Dr. Gopal for a period of one year from the date of grant (i.e., until November 10, 2026), as determined by our Board in good faith, subject to Mr. Courtemanche’s continuous service through such date. In the event of a change in control (as defined in the 2021 Plan) prior to the one-year anniversary of the grant date, 100% of the PSU award will be converted into time-based RSUs, which will vest on the one-year anniversary of the grant date of the PSU award, subject to Mr. Courtemanche’s continuous service through such date. If the acquiror does not assume or substitute such time-based RSUs, vesting of such RSUs will accelerate immediately prior to the change in control, subject to Mr. Courtemanche’s continuous service through such date.

Since transitioning out of the President and CEO roles, Mr. Courtemanche has remained deeply engaged with the Company’s strategic priorities. He has collaborated closely with management to strengthen key customer relationships and dedicated substantial time to meeting with current and prospective customers and construction industry participants globally. Mr. Courtemanche has also supported Dr. Gopal by providing insights and institutional knowledge regarding the Company, its customers, employees, and stockholders, and the industry.

The CEO Transition was the catalyst for additional changes to our leadership team that were announced after fiscal year end, as Dr. Gopal sought to align our talent with our go-forward strategic priorities. On March 10, 2026, we announced that Rachel Pyles was appointed to succeed Howard Fu as Chief Financial Officer and Treasurer, and Robert Walter Hearn was appointed to succeed Lawrence Stack as Chief Revenue Officer, effective as of April 1, 2026. These changes will be described in more detail in next year’s proxy statement.

Advisory Vote on Executive Compensation

At the 2025 Annual Meeting, we conducted an annual stockholder advisory vote regarding our named executive officer compensation program (commonly referred to as a “say-on-pay” vote), with approximately 83% of votes cast being in favor of the say-on-pay proposal. Our Compensation Committee appreciated the continued solid level of stockholder support for our say-on-pay proposal, but recognized that support declined year-over-year, and proactively solicited stockholders’ views on our executive compensation practices following our 2025 Annual Meeting. This feedback—particularly stockholders’ preference for a longer PSU performance period and favorable

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Executive Compensation | Compensation Discussion and Analysis

response to the rTSR metric used in our President and CEO’s new hire award—informed the enhancements to our 2026 annual and long-term incentive program design, as described in the section above titled “Fiscal Year 2025 Compensation Highlights and Fiscal Year 2026 Compensation Program Changes” on page 41 of this Proxy Statement. In addition, we made disclosure enhancements in this Proxy Statement to provide better transparency regarding the goals established under our incentive programs, and actual performance against those goals, in response to stockholder feedback. The Compensation Committee intends to continue to monitor and evaluate our executive compensation programs on an ongoing basis and will consider the results of each year’s say-on-pay vote, along with stockholder feedback and other relevant factors, when making future compensation decisions with respect to our named executive officers.

At the 2023 Annual Meeting, we held a stockholder advisory vote regarding the frequency with which we should conduct say-on-pay votes (commonly referred to as a “say-on-frequency” vote). An overwhelming majority of votes cast were in favor of conducting a say-on-pay vote annually. As such, we have included a say-on-pay proposal in this Proxy Statement and will continue to conduct a say-on-pay vote annually until we are required to conduct our next “say-on-frequency” vote in 2029.

Objectives, Philosophy, and Elements of Executive Compensation

Our executive compensation program is designed to:

+	attract, incentivize, reward, and retain employees at the executive level who contribute to our long-term success;

+	provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives;

+	establish a direct link between our financial performance and the cash bonus and long-term equity incentives provided to our executives; and

+	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.

We do not maintain formal policies for allocating compensation among base salary, annual performance-based cash bonuses, and long-term equity awards. Instead, our Compensation Committee exercises its judgment to establish a total compensation package for each executive officer that balances current, short-term, and long-term incentives in a manner it believes best aligns with our executive compensation philosophy and the Company’s business objectives. Historically, a significant portion of our executive officers’ target total direct compensation has been delivered through annual performance-based cash bonuses and long-term equity awards, reflecting our commitment to aligning executive incentives with the interests of stockholders and with the achievement of our corporate goals.

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Executive Compensation | Compensation Discussion and Analysis

For the fiscal year ended December 31, 2025, the charts below illustrate our strong emphasis on at-risk and performance-based compensation. Specifically, a significant portion of our CEO’s and non-CEO named executive officers’ target total direct compensation was linked to annual performance goals and long-term equity awards.

(1)	Our current President and CEO, Dr. Gopal, was not eligible to participate in the 2025 Bonus Program. His target bonus opportunity will be 150% of his base salary for the 2026 Bonus Program.
(2)

The chart for our former President and CEO, Mr. Courtemanche, excludes post-CEO Transition compensation, including a one-time bonus of $500,000 and an additional PSU grant with a target value of $3.0M.

Our executive compensation program is designed to balance three principal elements: base salary, annual performance-based cash bonuses, and long-term incentive compensation in the form of equity awards. In addition, our executive officers participate in the same broad-based benefits available to all employees, including a 401(k) plan and employee health benefit programs. The following chart summarizes the three main elements of our executive compensation program and their objectives and key features.

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Executive Compensation | Compensation Discussion and Analysis

Element of Compensation	Objectives	Key Features

Base Salary (fixed cash)	Provide financial stability and security through a fixed level of cash compensation for day-to-day responsibilities.	Base salaries are reviewed annually and determined based on several factors, including, but not limited to, individual performance, Company performance, internal equity, and competitive market data.

Performance Bonus (“at-risk” cash)

Motivate and reward executives for attaining key annual corporate performance goals that relate to our business objectives.

Align executives’ interests with those of stockholders by linking pay to Company performance.

Target bonus amounts are reviewed annually and determined based on several factors, including, but not limited to, internal equity and competitive market data. Bonus opportunities are dependent upon achievement of specific corporate performance objectives that are determined by our Compensation Committee in the first quarter of the year. Actual bonus amounts earned are determined after the end of the year and paid in cash, taking into account actual achievement against performance goals. Bonus payouts to our executive officers may also be adjusted up or down based on each executive officer’s individual performance during the applicable bonus period.

Long-Term Incentives (“at-risk” equity in the form of RSUs and PSUs)

Motivate and reward long-term Company performance.

Align executives’ interests with stockholder interests by linking pay to changes in stockholder value.

Attract highly qualified executives and encourage their continued employment over the long term.

Equity opportunities are reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances (such as to encourage retention or as a reward for significant achievement).

Individual equity awards are determined based on several factors, including, but not limited to, individual performance, the Company’s overall performance, the value of each executive officer’s unvested equity holdings, and competitive market data.

All of our named executive officers received RSUs in the fiscal year ended December 31, 2025. RSUs directly link executives’ pay outcomes to stockholders’ experience, while providing a measure of value across market conditions to support retention and motivation efforts.

In 2025, we granted PSU awards to our then-current CEO Mr. Courtemanche and our current CEO Dr. Gopal. In 2026, we began to grant PSU awards to our other non-CEO executive officers and other senior leaders (in addition to continuing to grant PSU awards to our current CEO). PSUs are earned only to the extent that our pre-defined performance targets are achieved, furthering the alignment of pay with performance in our executive compensation program.

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Executive Compensation | Compensation Discussion and Analysis

We focus on delivering a competitive compensation package that emphasizes both short- and long-term incentives tied to measurable corporate objectives. This balanced approach is designed to drive sustainable performance and maximize stockholder value.

How We Determine Executive Compensation

Role of our Compensation Committee, Management, and Board

Our Compensation Committee is appointed by our Board and has responsibilities related to the compensation of our employees (including our executive officers) and non-employee directors and the development and administration of the Company’s compensation programs and plans. For details on our Compensation Committee’s oversight of the executive compensation program, please refer to the section titled “Information Regarding the Board of Directors and Corporate Governance—Committees of Our Board of Directors—Compensation Committee” beginning on page 22 of this Proxy Statement. Our Compensation Committee consists solely of independent members of the Board.

Our Compensation Committee reviews and sets all compensation paid to our executive officers. The CEO evaluates and provides our Compensation Committee performance assessments and compensation recommendations for our executive officers. He does not participate in the deliberations concerning, or the determination of, his own compensation. In addition, our Compensation Committee considers input from its independent compensation consultant on compensation matters for our executive officers. Our Compensation Committee also discusses and considers input from the independent members of our Board on compensation matters for the CEO.

Our Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal elements of compensation (base salary, performance-based cash bonuses, and long-term equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our Compensation Committee determines to be appropriate. Our Compensation Committee does not maintain a formal policy regarding the timing of the grant of equity awards to our executive officers. Our Compensation Committee does not delegate authority to approve executive officer compensation. From time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in our Compensation Committee meetings.

Role of Compensation Consultant

Under its charter, our Compensation Committee has the right to retain and obtain the advice of compensation consultants, outside legal counsel, and other advisers. During the fiscal year ended December 31, 2025, our Compensation Committee retained Compensia to provide it with competitive market data and advisory services related to executive compensation. Compensia provided guidance on the compensation of executive hires including our CEO, and ongoing advice on other executive compensation matters. Compensia also advised our Compensation Committee on developing an appropriate group of peer companies to help us assess and determine competitive levels of overall compensation for our executive officers and non-employee directors, as well as the individual elements of such compensation, with the objective of ensuring that our compensation programs are competitive, fair, and appropriately structured. Compensia does not provide Procore with any non-compensation-related services.

Our Compensation Committee has analyzed whether the work of Compensia as compensation consultant raises any conflicts of interest, taking into account the relevant factors in accordance with SEC guidelines and NYSE listing standards. Based on its analysis, our Compensation Committee has determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflicts of interest pursuant to SEC rules or NYSE listing standards.

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Executive Compensation | Compensation Discussion and Analysis

Use of Competitive Market Compensation Data

Our Compensation Committee believes that it is important to be informed of competitive market data on executive compensation levels and practices as part of its compensation deliberations for our executive officers. In June 2024, our Compensation Committee, in consultation with Compensia, developed and approved an updated peer group that would be used for 2025 compensation decisions. As part of the peer selection process, our Compensation Committee primarily considered publicly traded cloud-based software and other software companies headquartered in the U.S. that had revenue over the preceding four quarters ended May 2024 between 0.4x and 2.5x our revenue and had a 30-day average market capitalization between 0.33x and 3.0x our market capitalization. In addition, our Compensation Committee focused on companies that had strong year-over-year revenue growth (generally 15% or higher), companies that had a high market capitalization to revenue multiple (generally 5x or more), and companies that utilize Procore as a peer. Based on this review, our Compensation Committee removed Alteryx and New Relic from the peer group as they had been acquired and PagerDuty because it had fallen below our market capitalization range. Our Compensation Committee added AppFolio, Aspen Technologies, and PTC to the peer group as they were an appropriate fit in relation to our peer selection criteria. As a result of these changes, our peer group remained at 20 companies.

The Compensation Committee approved the following compensation peer group for use in making compensation decisions in 2025:

Fiscal Year 2025 Peer Group

AppFolio	Confluent	MongoDB	Samsara

Asana	Dynatrace	Okta	Smartsheet

Aspen Technologies	Elastic N.V.	Paycom Software	SPS Commerce

Bentley Systems	Five9	Paylocity Holdings	Tenable Holdings

BlackLine	HubSpot	PTC	UiPath

In addition to peer company disclosures, our Compensation Committee also reviewed data from the Radford Global Technology Survey. These sources provided useful market context on base salary, annual cash incentives, equity compensation, and total target direct compensation. Compensia prepared, and our Compensation Committee reviewed, a range of competitive market data reference points, generally at the 25th, 50th, 60th, and 75th percentiles.

The Compensation Committee did not set pay to fall within a specific percentile of the market; rather, it used this information as one of several reference points, along with Company performance, internal equity, and individual contributions. An analysis of competitive market data is only one of the factors considered in making compensation decisions, as further described under “Factors Used in Determining Executive Compensation” below.

Factors Used in Determining Executive Compensation

Our Compensation Committee sets the compensation of our executive officers, at levels it determines to be competitive and appropriate for each officer, using its professional experience and judgment. Pay decisions are not made using a formulaic approach. Instead, our Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors, which may vary from year to year. In making executive compensation decisions, our Compensation Committee generally takes into consideration the factors listed below:

+	Company performance and existing business needs;

+	each executive officer’s individual performance, the scope of the executive’s job function, and the criticality of the executive’s skill set to the Company’s future performance;

+	the need to attract new talent to our executive team and retain existing talent in a highly competitive industry;

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Executive Compensation | Compensation Discussion and Analysis

+	a range of competitive market data reference points, as described above under the section titled “How We Determine Executive Compensation—Use of Competitive Market Compensation Data”;

+	recommendations from our independent compensation consultant; and

+	the recommendations provided by our CEO with respect to the compensation of our other executive officers.

2025 Executive Compensation Program

Base Salary

In the first quarter of 2025, our Compensation Committee reviewed the base salaries of our then-serving named executive officers, taking into account certain of the factors listed under the section above titled “Factors Used in Determining Executive Compensation.” Following a comprehensive review of each named executive officer’s base salary, which took into account market competitiveness, internal pay equity, individual performance, and the Company’s financial performance, our Compensation Committee decided not to make any base salary changes for 2025. Dr. Gopal’s base salary was established on an arms’ length basis in connection with his hiring. These base salaries are set forth in the table below.

Named Executive Officer	2024 Base Salary ($)(1)	2025 Base Salary ($)	Percentage Change (%)

Ajei S. Gopal(2)	N/A	750,000	N/A

Craig F. Courtemanche, Jr.(3)	570,000	570,000	0.0

Howard Fu	425,000	425,000	0.0

Benjamin C. Singer	415,000	415,000	0.0

Lawrence J. Stack	450,000	450,000	0.0

Steven S. Davis	450,000	450,000	0.0

(1)

2024 base salary changes (where applicable) became effective April 1, 2024; Mr. Stack’s annual base salary was set at $450,000 in connection with his appointment as Chief Revenue Officer effective February 15, 2024.

(2)	Dr. Gopal’s annual base salary was set at $750,000 in connection with his appointment as CEO Designate effective September 22, 2025; he did not join the Company until after 2024.
(3)	Mr. Courtemanche served as President and CEO until November 10, 2025; he remains Chair of the Board

Annual Performance-Based Cash Bonus

The Company maintains an annual performance-based cash bonus program for its executive officers. The executive bonus program is structured to reward the Company’s executive officers based on Company performance. Annual bonuses are paid in the following year if and to the extent performance objectives established by our Compensation Committee early in the applicable year are achieved. Our Compensation Committee believes that the payment of an annual bonus serves as an important retention incentive for executive officers and rewards them for annual Company performance. In the first quarter of 2025, following review and consideration of relevant factors outlined in the section titled “Factors Used in Determining Executive Compensation” on page 53 of this Proxy Statement, our Compensation Committee assigned each then-serving named executive officer a target performance-based cash bonus opportunity for 2025 that was based on a percentage of each such named executive officer’s base salary, as set forth in the table below. No changes were made to any named executive officer’s 2024 target performance-based cash bonus opportunity.

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Executive Compensation | Compensation Discussion and Analysis

Named Executive Officer(1)	2024 Bonus Target Percentage	2025 Bonus Target Percentage

Craig F. Courtemanche, Jr.(2)	100%	100%

Howard Fu	75%	75%

Benjamin C. Singer	75%	75%

Lawrence J. Stack	100%	100%

Steven S. Davis	75%	75%

(1)

Dr. Gopal joined the Company as CEO Designate on September 22, 2025 and was not eligible to participate in the 2025 Bonus Program (as defined below). For more information about Dr. Gopal’s compensation, please refer to the section titled “Leadership Transition” above and “—-CEO New Hire Equity Compensation” below.Dr. Gopal will participate in the 2026 Bonus Program.

(2)

Mr. Courtemanche served as President and CEO until November 10, 2025, and remained eligible to receive a payout under the 2025 Bonus Program, as discussed in the section above titled “Leadership Transition,” in light of his exemplary efforts and service as CEO for the majority of the fiscal year ended December 31, 2025.

In March 2025, our Compensation Committee approved the executive bonus program for fiscal year 2025 (the “2025 Bonus Program”). The payouts under the 2025 Bonus Program were based 30% on the achievement of a net new bookings goal for the first half of the year, 45% on the achievement of a net new bookings goal for the second half of the year, and 25% on the achievement of an annual non-GAAP operating margin goal. Our Compensation Committee sought to set rigorous and ambitious performance goals that had to be met in order for awards under the 2025 Bonus Program to be paid out at target for each metric. In addition, the 2025 Bonus Program contained a threshold for each metric, below which no payout would be made. The payout for each net new bookings goal ranged from 0% to 200%, and was subject to a payout threshold requiring attainment of at least 75% of target. The payout for the non-GAAP operating margin goal ranged from 0% to 150% and was subject to a payout threshold requiring attainment of at least 86.7% of target. For each metric, a 100% payout represented on-target performance. The payout under the 2025 Bonus Program could be adjusted up or down based on the individual performance of each executive officer. As a result of exceeding our net new bookings targets in both the first and second halves of the year, offset by underperformance in non-GAAP operating margin, the final payout multiplier for the 2025 Bonus Program was 100.4%. No adjustments for individual performance were made to the final bonus payouts for any of our named executive officers. As outlined in the section above titled “Leadership Transition,” Mr. Courtemanche was eligible to receive a full bonus under the 2025 Bonus Program notwithstanding that his employment terminated effective November 10, 2025, because he served as President and CEO of the Company for the substantial majority of fiscal year 2025, and as such, was responsible for the Company’s performance for most of the year.

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Executive Compensation | Compensation Discussion and Analysis

(1)

We are not disclosing target, actual achievement of performance goals, or funding figures for our performance metrics because these figures represent confidential commercial information, the disclosure of which would result in competitive harm (for example, by providing competitors insight into our sales strategy and business operations). Goals were set above prior year performance to require improved performance to achieve target payout.

(2)

Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income (loss) from operations by total revenue. Non-GAAP financial measures differ from the corresponding GAAP measures because they exclude stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Unlike non-GAAP operating margin used in other contexts (including as described in Appendix A beginning on page A-1 of this Proxy Statement), for the 2025 Bonus Program, the non-GAAP operating margin performance goal excluded revenue from fiscal year 2025 acquisitions.

We design our annual incentive bonus program to achieve annual objectives that advance our corporate strategy and drive long term stockholder value. Performance measures are established in connection with the Company’s fiscal year business plan, which reflects anticipated capital expenditure, balancing investment in growth and profitability, industry conditions, and our long-term strategic priorities. The Compensation Committee also considers the likelihood of achieving various performance levels and incorporates stretch goals that are challenging yet aligned with the underlying business plan.

+

Net new bookings is a key metric because it captures the total value of new and expansion business, providing an early indicator of future revenue growth. With a timely view into demand trends, customer adoption, and the

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Executive Compensation | Compensation Discussion and Analysis

health of the sales pipeline, this metric reflects upsells and expansions within the installed customer base, a critical indicator of future revenue growth.
+	Non-GAAP operating margin is important because it is a core operating efficiency measure of progress toward scalability, operating discipline, and profitability.

Named Executive Officer	Annual Bonus Target ($)(1)	Actual Performance-Based Bonus ($)(2)

Craig F. Courtemanche, Jr.	570,000	572,451

Howard Fu	318,750	320,121

Benjamin C. Singer	311,250	312,588

Lawrence J. Stack	450,000	451,935

Steven S. Davis	337,500	338,951

(1)	Calculated based on annual base salary for each named executive officer as in effect for the year.
(2)	Equals the named executive officer’s annual bonus target multiplied by the final payout multiplier of 100.4%.

Equity Awards

We view equity awards as a critical element of our executive compensation program that encourages long-term performance, promotes accountability, and ensures that the interests of our executive officers are aligned with the interests of our stockholders. Equity awards also help us retain our executive officers in a highly competitive market. In 2025, we granted equity compensation to our executive officers in the form of RSU awards. We also granted our then-current CEO Mr. Courtemanche and our current CEO Dr. Gopal PSU awards.

The annual equity awards to our executive officers are evaluated and approved by our Compensation Committee in the context of each executive officer’s total compensation and take into account the factors outlined in the section titled “Factors Used in Determining Executive Compensation” on page 53 of this Proxy Statement, including an analysis of competitive market data prepared by Compensia, the individual officer’s responsibilities, performance, and unvested equity, and the potential dilutive effect of the equity awards on our stockholders. Our Compensation Committee also takes into account the recommendations of the CEO on the compensation of other executive officers. Our Compensation Committee maintained target values consistent with fiscal year ended December 31, 2024 levels for Messrs. Fu, Singer, and Davis. Our Compensation Committee determined to decrease Mr. Courtemanche’s target value by approximately 13% to better align with the competitive market. Mr. Stack was hired in 2024, and received an enhanced equity incentive award to induce him to join Procore. Accordingly, his fiscal year ended December 31, 2025 target equity award value decreased compared to his target for the fiscal year ended December 31, 2024.

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Executive Compensation | Compensation Discussion and Analysis

In March 2025, our Compensation Committee made the following annual grants of RSU and PSU awards to our then-current CEO, Mr. Courtemanche, and RSU awards to our other then-serving non-CEO named executive officers:

Named Executive Officer(1)	Total Target Grant Date Equity Value ($)	Total Target Grant Date RSU Value ($)	Total Target Grant Date PSU Value ($)	Total # of RSUs(2)	Total # of Target PSUs(3)

Craig F. Courtemanche, Jr.(4)	13,000,000	6,500,000	6,500,000	93,437	93,438

Howard Fu	4,500,000	4,500,000	N/A	64,687	N/A

Benjamin C. Singer	2,750,000	2,750,000	N/A	39,531	N/A

Lawrence J. Stack	4,000,000	4,000,000	N/A	57,500	N/A

Steven S. Davis	4,750,000	4,750,000	N/A	68,281	N/A

(1)

Dr. Gopal did not receive an annual grant in March 2025 because he joined the Company on September 22, 2025. For more information about Dr. Gopal’s compensation, please refer to the section titled “Leadership Transition—CEO New Hire Compensation Package” beginning on page 45 of this Proxy Statement.

(2)

The number of RSUs granted was calculated using the target equity value divided by an amount equal to the unweighted average closing price of our common stock on the NYSE over the 15-trading day period ending on the third business day prior to the date of determination.

(3)

The number of target PSUs for each of the two performance goals for Mr. Courtemanche was calculated using the target equity value for each goal divided by an amount equal to the unweighted average closing price of our common stock on the NYSE over the 15-trading day period ending on the third business day prior to the date of determination.

(4)

The equity values reported for Mr. Courtemanche in this table differ from the equity values reported in the Summary Compensation Table under the section titled “Executive Compensation—Summary Compensation Table” on page 66 of this Proxy Statement because the amounts in the Summary Compensation Table are required to be reported in accordance with the fair value of the awards at grant under ASC Topic 718 whereas the amounts reported for Mr. Courtemanche in this table are based on targeted grant values that are converted to RSUs or PSUs, as applicable, pursuant to the methodologies described in footnotes (2) and (3) above.

With respect to the RSU awards, 1/16th of the shares underlying the RSU awards vest on each quarterly Company Vesting Date beginning on May 20, 2025, subject to the applicable named executive officer’s continuous service through each such vesting date.

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Executive Compensation | Compensation Discussion and Analysis

In 2025, our Compensation Committee continued to utilize PSUs as a component of our then-current CEO Mr. Courtemanche’s annual equity award, increasing the portion of his equity compensation that consisted of PSUs from 25% to 50%. 75% of the PSUs were eligible to vest based on the attainment of a revenue goal and 25% of the PSUs were eligible to vest based on the attainment of a non-GAAP operating margin goal for the fiscal year 2025 performance period. Our Compensation Committee set each of the performance goals in early 2025 with the aim of having rigorous performance goals that had to be met in order for the PSUs to be eligible to vest at target. In addition, the PSUs tied to each metric contained a threshold, below which no PSUs would become eligible to vest. The number of PSUs eligible to vest based on the revenue goal ranged from 0% to 200% of target, and was subject to a threshold requiring attainment of at least 98.8% of target. The number of PSUs eligible to vest based on the non-GAAP operating margin goal ranged from 0% to 150% of target, and was subject to a threshold requiring attainment of at least 86.7% of target. For each metric, a 100% payout represented on-target performance.

(1)

We are not disclosing target, actual achievement of performance goals, or funding figures for our performance metrics because these figures represent confidential commercial information, the disclosure of which would result in competitive harm (for example, by providing competitors insight into our sales strategy and business operations). Goals were set above prior year performance to require improved performance to achieve target payout.

(2)

Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income (loss) from operations by total revenue. For Mr. Courtemanche’s 2025 annual PSU equity award, the non-GAAP operating margin performance goal excluded revenue from fiscal year 2025 acquisitions. Non-GAAP financial measures differ from the corresponding GAAP measures because they exclude stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Please refer to Appendix A for a further discussion of non-GAAP operating margin, as well as a reconciliation of this measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

The actual number of PSUs that became eligible to vest was determined based on the attainment level of the applicable performance goal, as certified by our Compensation Committee. In February 2026, our Compensation Committee certified over-achievement of the revenue goal and underperformance of the non-GAAP operating margin goal for the fiscal year 2025 performance period, and determined the final percentage of PSUs eligible to vest was 96.3%. 1/3rd of the shares underlying the PSUs that became eligible to vest based on performance

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Executive Compensation | Compensation Discussion and Analysis

attainment for fiscal year 2025 vested on February 20, 2026. The remaining shares underlying the PSUs that became eligible to vest will vest in substantially equal quarterly installments over the two years following February 20, 2026, subject to Mr. Courtemanche’s continuous service through each subsequent vesting date. In the event a change in control (as defined in the 2021 Plan) had occurred prior to the end of the 2025 performance period, the target number of PSUs would have been converted into time-based RSUs, which would have vested following the 2025 performance period on the same schedule as described earlier in this paragraph. In addition, if a change in control occurs and the time-based RSUs (if any) into which the PSU award has been converted, whether as a result of actual achievement or due to the change in control, are not assumed or substituted by the acquiror, then vesting of such RSUs will fully accelerate immediately prior to the change in control, subject to Mr. Courtemanche’s continuous service through such date.

CEO New Hire Equity Compensation

As outlined in the section above titled “Leadership Transition” beginning on page 43 of this Proxy Statement, Dr. Gopal’s extensive and highly relevant experience made him uniquely suited to lead the Company, and the Compensation Committee viewed him as the right candidate to execute on the Company’s next phase of growth. In negotiating with Dr. Gopal to induce him to join the Company, our Compensation Committee was aware that Dr. Gopal had other competitive opportunities available to him at other public, private, and private equity companies. Our Compensation Committee believes that the carefully negotiated new hire compensation package outlined below represents the minimum value that was necessary to secure Dr. Gopal’s leadership. Our Compensation Committee viewed the overall package as strongly in stockholders’ best interests given the Company’s needs (including its size, stage of growth, culture, and values) and the alignment of Dr. Gopal’s experience and expertise with such needs, and based on an analysis from Compensia that included market data for CEOs within the Company’s peer group and recent CEO hires at similarly-sized and -situated technology companies. In structuring Dr. Gopal’s equity awards, our Compensation Committee sought to design incentives that strongly and durably align Dr. Gopal’s long-term pay opportunities with successful business execution and the long-term value he is able to create for stockholders, as follows:

+

RSU award vesting over four years with a target value of $27,500,000. 1/4th of the RSU award will vest on August 20, 2026, with the remaining RSUs vesting in substantially equal quarterly installments over the three years following August 20, 2026, subject to Dr. Gopal’s continuous service through each such vesting date;

+

PSU award with a target value of $27,500,000. The aggregate number of PSUs subject to the PSU award that may become eligible to vest ranges from 0% to 200% of the total target number of PSUs, based on Procore’s rTSR ranking as measured against the other companies in the Index, over a three-year performance period and a four-year performance period, each commencing on September 22, 2025. Up to 50% of the total target number of PSUs may become eligible to vest based on rTSR performance over the three-year performance period (“Tranche 1”), and up to 200% of the total target number of PSUs (less any Tranche 1 PSUs that become eligible to vest) may become eligible to vest based on rTSR performance over the four-year performance period (“Tranche 2”).

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Executive Compensation | Compensation Discussion and Analysis

○

In determining that these goals were sufficiently challenging, our Compensation Committee considered Procore’s rTSR performance over the preceding four-year period as compared to that of other companies in the Index.

○

As soon as practicable following the end of the three-year and four-year performance periods, our Compensation Committee will certify the number of PSUs (if any) eligible to vest based on rTSR performance for the applicable performance period, and any PSUs that become eligible to vest will vest on the first quarterly Company Vesting Date following the certification date, subject to Dr. Gopal remaining in continuous service through such vesting date.

○	In the event of a “change in control” or “corporate transaction” (each as defined in our 2021 Plan), all then-outstanding PSUs that our Compensation Committee has not yet certified as being eligible

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Executive Compensation | Compensation Discussion and Analysis

to vest will be deemed eligible to vest, if at all, (i) using the value of the per share consideration paid or payable in respect of the Company’s common stock in the transaction, as determined by our Board in good faith, as the ending Company per share price for each applicable performance period, and (ii) by shortening each applicable performance period for purposes of determining the rTSR performance of the other companies in the Index so that each applicable performance period ends on the last trading day prior to the closing date of the transaction.

∎

If the acquirer assumes or substitutes PSUs that have become eligible to vest, such assumed PSUs will vest on September 21, 2028 (with respect to any assumed Tranche 1 PSUs) or September 21, 2029 (with respect to any assumed Tranche 2 PSUs, subject to Dr. Gopal’s continuous service through the applicable vesting date. If the acquirer does not assume or substitute PSUs that have become eligible to vest or if Dr. Gopal’s employment is terminated without “cause” or due to his resignation for “good reason” (each such term as defined in his executive severance agreement) within six months prior to or 18 months following the closing date of the transaction, then the PSUs that have become eligible to vest will fully vest effective as of such termination (or the date of the transaction in the event the acquirer does not assume or substitute the PSUs eligible to vest).

∎

If Dr. Gopal’s continuous service is terminated without “cause” or due to his resignation for “good reason,” then, despite such termination, the PSUs, if any, that are outstanding and unvested at the time of such termination will remain eligible to vest based on the Company’s actual relative TSR performance for the applicable performance period, except that if such termination does not occur within six months prior to or 18 months following the closing date of the applicable transaction, then any PSUs that relate to a performance period, if any, that ends later than 18 months after such termination will be automatically forfeited on the date of such termination.

○

In the event Dr. Gopal’s service to the Company terminates by reason of death or permanent disability, for any performance period that has not yet been completed, the PSUs that relate to such performance period will vest at target level, and for any performance period that has been completed, the PSUs that relate to such performance period will (i) to the extent they have not already become eligible to vest, vest based on the Company’s actual rTSR performance on the date such determination is made, or (ii) to the extent they became eligible to vest prior to such termination, fully vest on the date of such termination.

The value of the PSUs reflected in the Summary Compensation Table, under the section titled “Executive Compensation—Summary Compensation Table” on page 66 of this Proxy Statement, is higher than the intended target value granted. The target value of the RSU and PSU awards was first converted into a number of shares using the volume-weighted average price of a share of the Company’s common stock as reported on the NYSE over the 30-trading day period ending on September 18, 2025. However, the amounts reported in the Summary Compensation Table reflect the “grant date fair value” of each award calculated in accordance with applicable accounting rules. The grant date fair value for each award utilizes our actual stock price on the date of grant (not a 30-day average) and is determined using a “Monte Carlo” valuation methodology, which incorporates multiple assumptions, including interest rates and stock price volatility. This “accounting-based value” is used for financial reporting and expense recognition purposes under relevant accounting standards. Because the accounting valuation methodology differs from the intended target value, the reported amounts may exceed each award’s target value. The Company believes that the target value of the PSU awards more accurately represents the value intended to be delivered to the CEO.

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Executive Compensation | Compensation Discussion and Analysis

Equity Award	Target Equity Value ($)	30 Day Volume Weighted Average Price Per Share ($)	# of Shares Granted	Grant Date Fair Value Per Share ($)	Value In Summary Compensation Table ($)

RSU	27,500,000	67.19	409,283	71.31	29,185,971

PSU	27,500,000	67.19	409,283(1)	115.97	47,464,598

Total	55,000,000				76,650,569

(1)	Represents the target number of shares subject to the PSU award.

2026 Executive Officer Equity Awards

In 2026, our Compensation Committee expanded the use of performance-based equity incentives as a component of the annual equity award granted to non-CEO executive officers, as well as other senior leaders. The 2026 annual equity award granted to our CEO is comprised of 50% RSUs and 50% PSUs. Beginning in 2026, the annual equity awards for each of our other executive officers consist of 60% RSUs and 40% PSUs. The number of PSUs that may become eligible to vest ranges from 0% to 200% of the target number of PSUs, based on Procore’s rTSR ranking as measured against the other companies in the Index, over a three-year performance period commencing on April 1, 2026.

Company’s rTSR Ranking for Performance Period	Percentage of Target PSUs Eligible to Vest

Below Threshold (< 25th Percentile)	0%

Threshold (25th Percentile)	25%

Target (55th Percentile)	100%

Maximum (75th Percentile or higher)	200%

Linear interpolation will be used to determine the number of eligible PSUs between achievement levels if the Company’s rTSR ranking for the performance period falls between the 25th and 75th percentiles. If the Company’s absolute TSR is negative over the three-year performance period, the total number of PSUs that may become eligible to vest will be capped at 100% of the target award, regardless of the Company’s rTSR performance. As soon as practicable following the end of each performance period, our Compensation Committee will certify the number of PSUs (if any) eligible to vest based on rTSR performance for such performance period, and any PSUs that become eligible to vest will vest on the first quarterly Company Vesting Date following the certification date, subject to the officer remaining in continuous service through the vesting date.

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Executive Compensation | Compensation Discussion and Analysis

Other Features of Our Executive Compensation Program

Employment Offer Letters

We have entered into offer letters with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us, as discussed in more detail below in the section titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Agreements with our Named Executive Officers” on page 68 of this Proxy Statement.

Severance and Change in Control Benefits

We have entered into executive severance agreements with each of our named executive officers, as discussed in more detail below in the section titled “Potential Payments Upon Termination or Change in Control—Executive Severance Arrangements” beginning on page 72 of this Proxy Statement.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, retirement, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our eligible U.S. employees. We pay the premiums for the basic life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis, as discussed in more detail below in the section titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Other Compensation and Benefits” on page 69 of this Proxy Statement.

Perquisites

We generally do not provide perquisites or personal benefits to our named executive officers, but may provide perquisites or other personal benefits in limited circumstances. For more information about perquisites granted to named executive officers, please refer to the section titled “Summary Compensation Table” on page 66 of this Proxy Statement.

Compensation Recovery (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received from us, and any profits realized from the sale of our common stock, during the 12-month period following the first public issuance of the financial document requiring restatement, in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

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Executive Compensation | Compensation Discussion and Analysis

In addition, we adopted a clawback policy, effective December 1, 2023, to comply with listing standards adopted by the NYSE that implement SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). This clawback policy applies to incentive compensation based on one or more measures used in, or derived from measures used in, preparing our financial statements that is received by a covered individual (including our named executive officers) on or after October 2, 2023.

Stock Ownership Guidelines

In August 2024, we adopted stock ownership guidelines (our “Ownership Guidelines”) for our executive officers and non-employee directors effective January 1, 2025. Our Ownership Guidelines are intended to align the interests of our executive officers and non-employee directors with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in the Company.

Under our Ownership Guidelines, all executive officers and non-employee directors are required to hold shares of our common stock (including vested shares where settlement of the shares has been deferred and shares of common stock underlying vested but unexercised options) equivalent in value to a multiple of their base salaries or annual cash retainer (excluding cash retainers for service on committees of the Board, as a chairperson of the Board or of any committee of the Board, or as the lead independent director of the Board), respectively, as set forth below:

CEO	Other Executive Officers	Non-Employee Directors

5x of base salary	3x of base salary	5x of annual retainer

In November 2025, we increased the ownership guideline for non-CEO executive officers from 2x of base salary to 3x of base salary to better align stock ownership expectations for our executive officers with the interests of our stockholders. Executive officers and non-employee directors must satisfy the required level of stock ownership under our Ownership Guidelines by the later of (i) five years from the effective date of our Ownership Guidelines and (ii) five years from the date an individual becomes subject to our Ownership Guidelines, subject to adjustments for changes in roles. Unvested RSUs, unvested stock options, and PSUs for which milestones have not been obtained do not count towards satisfaction of our Ownership Guidelines.

As of December 31, 2025, each of our named executive officers and non-employee directors had either satisfied the stock ownership guidelines or remained within the compliance period to do so.

Policy Prohibiting Hedging and Pledging

Our Board has adopted an insider trading policy that covers, among other things, the Company’s treatment of hedging, pledging, and similar transactions, as discussed in more detail below in the section titled “Information Regarding the Board of Directors and Corporate Governance—Prohibition on Hedging, Short Sales, and Pledging” on page 28 of this Proxy Statement.

Tax and Accounting Implications

Under Section 162(m) of the Internal Revenue Code (as amended, the “Code”) (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers, in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). Under ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

64	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Report of the Compensation Committee of the Board of Directors

Report of the Compensation Committee of the Board of Directors

Our Compensation Committee has reviewed and discussed with management the CD&A contained in this Proxy Statement. Based on this review and discussion, our Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into our 2025 Form 10-K.

Members of the Compensation Committee

Nanci E. Caldwell, Chair

Erin M. Chapple

Ronald W. Hovsepian

Elisa A. Steele

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Procore under the Securities Act or the Exchange Act, other than our 2025 Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation | Summary Compensation Table

Summary Compensation Table

The following table presents all of the compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Ajei S. Gopal(4) President and CEO	2025	236,966	320,000	(5)	76,650,569	(6)	—	209,130	77,416,665

Craig F. Courtemanche, Jr. Former President and CEO, and Chair of the Board	2025	491,077	500,000	(7)	19,204,584	(8)	572,451	15,969	20,784,081
	2024	567,558	—		15,443,030		107,209	5,000	16,122,797
	2023	545,000	—		11,807,058		541,866	24,415	12,918,339

Howard Fu Former Chief Financial Officer and Treasurer	2025	441,588	—		4,321,092		320,121	5,000	5,087,801
	2024	420,657	—		4,632,909		59,593	5,242	5,118,401
	2023	383,655	—		4,942,987		242,759	18,528	5,587,929

Benjamin C. Singer Chief Legal Officer and Corporate Secretary	2025	431,198	—		2,640,671		312,588	5,000	3,389,457
	2024	411,862	—		2,831,250		56,474	5,294	3,304,880
	2023	392,500	—		3,246,948		253,658	12,904	3,906,010

Larry Stack(9) Former Chief Revenue Officer	2025	467,564	—		3,841,000		451,935	17,861	4,778,360
	2024	397,474	250,000	(5)	14,237,222		74,714	16,557	14,975,967

Steven S. Davis President, Product and Technology	2025	467,564	—		4,561,171		338,951	5,353	5,373,039
	2024	443,269	—		4,890,265		62,795	5,699	5,402,028
	2023	411,250	—		2,853,410		306,664	18,549	3,589,873

(1)

The amounts disclosed represent the aggregate grant date fair value of stock awards granted to our named executive officers during 2023, 2024, and 2025 computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock awards are set forth in the notes to our audited consolidated financial statements included in our 2025 Form 10-K. The amounts disclosed in this column do not reflect the actual economic value that may be realized by the named executive officer. Please refer to the table titled “Outstanding Equity Awards at Fiscal Year-End” beginning on page 70 of this Proxy Statement for additional information.

(2)

The amounts in this column for fiscal year 2023, 2024, and 2025 reflect cash incentives earned by our named executive officers under the executive bonus program for fiscal year 2023, the executive bonus program for fiscal year 2024, and the 2025 Bonus Program, respectively, as determined by our Compensation Committee. Please refer to the section titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Tables—Non-Equity Incentive Plan Compensation” on page 69 of this Proxy Statement for a description of the material terms pursuant to which this compensation was earned.

(3)

The amounts reported in 2025 include (i) matching 401(k) plan contributions of $3,029 for Dr. Gopal and $5,000 for each of Messrs. Courtemanche, Fu, Singer, Davis, and Stack, (ii) employee appreciation gifts of $353 for Mr. Davis, (iii) $7,094 for Mr. Stack’s spouse to travel to a Company event with Mr. Stack, and $5,767 to cover taxes relating to his spouse’s travel to such events, and (iv) legal fee reimbursement of $206,101 (which includes a tax gross-up) in connection with the consideration and negotiation of Dr. Gopal’s employment with the Company, (v) as authorized by the Compensation Committee in connection with the CEO Transition, COBRA premiums of $1,689 for Mr. Courtemanche following Mr. Courtemanche’s transition from the President and CEO of the Company to a non-employee director, and (vi) $9,280 in non-employee director cash retainer fees to Mr. Courtemanche for his service as a non-employee director following the CEO Transition.

(4)	Dr. Gopal commenced employment with us on September 22, 2025.
(5)	The amount disclosed represents a one-time signing bonus paid to the named executive officer in connection with his commencement of employment with the Company.
(6)

The value of the PSUs granted to Dr. Gopal for his services as CEO in 2025 ($47,464,598) is the Monte Carlo value per target share of the relative TSR performance condition on the grant date multiplied by the number of target shares granted. These amounts may not correspond to the actual value eventually realized by Dr. Gopal because the value depends on the market value of our common stock as well as the number of PSUs earned.

(7)

Mr. Courtemanche received a one-time cash bonus in connection with the CEO Transition. For more information about this bonus, please refer to the section titled “Compensation Discussion and Analysis–Leadership Transition–Transition Compensation of Former President and CEO.”

(8)

Although Mr. Courtemanche’s equity awards will continue to vest during his continued service to the Company pursuant to their terms, there was a deemed accounting modification of his outstanding awards under applicable accounting rules in connection with his resignation as President and CEO, resulting in a reportable, non-cash accounting charge. Consistent with SEC rules, even though there was no actual change to the vesting or other terms of his equity awards or any incremental economic benefit to Mr. Courtemanche, the amounts reported in the “Stock Awards” column of the Summary Compensation Table include the incremental fair value attributable to the technical accounting modification of the awards. The aggregate grant date fair value of the equity awards actually granted to Mr. Courtemanche in 2025 is $15,761,496 ($6,241,592 with respect to RSUs and $9,519,905 with respect to PSUs). The value of the PSUs granted to Mr. Courtemanche for his services as President and CEO in 2025 ($6,241,658) represents the probable outcome of the performance conditions at the time of grant, which is assumed to be the target level of achievement. The value of the PSUs granted to Mr. Courtemanche for his services as President and CEO in 2025 (not including the grant he received in November 2025 in connection with the CEO Transition) assuming the maximum level of performance achievement would be $11,703,093.

(9)	Mr. Stack commenced employment with us on February 15, 2024.

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Executive Compensation | Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2025.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	($)

Ajei S. Gopal	RSU	9/22/2025	—	—	—	—	—	—	409,283	29,185,971

	PSU	9/22/2025	—	—	—	102,320	409,283	818,566	—	47,464,598

Craig F. Courtemanche, Jr.	RSU	3/31/2025	—	—	—	—	—	—	93,437	6,241,592

	PSU (Revenue)	3/31/2025	—	—	—	35,039	70,078	140,156	—	4,681,210

	PSU (Non- GAAP Operating Margin)	3/31/2025	—	—	—	11,680	23,360	35,040	—	1,560,448

	PSU	11/8/2025	—	—	—	41,184	41,184	41,184	—	3,278,246

	Cash	3/27/2026	285,000	570,000	1,068,750	—	—	—	—	—

	Stock Award Modification(5)	11/10/2025	—	—	—	46,719	93,438	175,196	277,171	3,443,087

Howard Fu	RSU	3/31/2025	—	—	—	—	—	—	64,687	4,321,092

	Cash	3/27/2026	159,375	318,750	597,656	—	—	—	—	—

Benjamin C. Singer	RSU	3/31/2025	—	—	—	—	—	—	39,531	2,640,671

	Cash	3/27/2026	155,625	311,250	583,594	—	—	—	—	—

Lawrence J. Stack	RSU	3/31/2025	—	—	—	—	—	—	57,500	3,841,000

	Cash	3/27/2026	225,000	450,000	843,750	—	—	—	—	—

Steven S. Davis	RSU	3/31/2025	—	—	—	—	—	—	68,281	4,561,171

	Cash	3/27/2026	168,750	337,500	632,813	—	—	—	—	—

(1)

The amounts disclosed represent the threshold, target, and maximum non-equity incentive cash bonus amounts that were payable pursuant to our 2025 performance-based cash bonus program, as further described in the section titled “Compensation Discussion and Analysis—2025 Executive Compensation Program—Annual Performance-Based Cash Bonus” beginning on page 54 of this Proxy Statement.

(2)

The amounts disclosed for Mr. Courtemanche’s March 31, 2025 PSU grants represent the threshold, target, and maximum number of shares that were eligible to vest pursuant to PSUs based on our fiscal year 2025 performance against revenue and non-GAAP operating margin targets set near the beginning of the fiscal year, as further described in the section titled “Compensation Discussion and Analysis—2025 Executive Compensation Program—Equity Awards” beginning on page 56 of this Proxy Statement. The amounts disclosed for Mr. Courtemanche’s November 8, 2025 PSU grant represent the threshold, target, and maximum number of shares that were eligible to vest pursuant to PSUs based on Mr. Courtemanche continuing to support, and to the extent requested by Dr. Gopal, being an ongoing resources for Dr. Gopal through November 1, 2026, as further described in the section titled “Compensation Discussion and Analysis—Leadership Transition—Transition Compensation of Former President and CEO” on page 47 of this Proxy Statement. The amounts disclosed for Dr. Gopal’s PSU grant represent the threshold, target, and maximum number of shares that were eligible to vest pursuant to PSUs based on the applicable percentile ranking of our TSR relative to the TSR of the companies that comprise the Index, as further described in the section titled “Compensation Discussion and Analysis—CEO New Hire Equity Compensation” beginning on page 59 of this Proxy Statement.

(3)	The vesting schedule applicable to each award is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table and the related footnotes beginning on page 70 of this Proxy Statement.
(4)

The amounts disclosed represent the aggregate grant date fair value of stock awards granted to our named executive officers during the fiscal year ended December 31, 2025, computed in accordance with ASC Topic 718. The values of the revenue PSUs and non-GAAP operating margin PSUs granted to Mr. Courtemanche in 2025 represent the probable outcomes of the respective performance conditions at the time of grant, which we assumed to be met at the target level of achievement. The values of the PSUs granted to Mr. Courtemanche in 2025, assuming the maximum level of performance achievement, were $9,362,421 for the revenue PSUs and $2,340,672 for the non-GAAP operating margin PSUs. The amounts disclosed in this column do not reflect the actual

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Executive Compensation | Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

economic value that may be realized by the named executive officer. For information about the vesting terms and, as applicable, actual achievement attained under the PSUs granted to our former CEO Mr. Courtemanche and our current CEO Dr. Gopal in 2025, please refer to the sections titled “Compensation Discussion and Analysis—2025 Executive Compensation Program—Equity Awards” beginning on page 56 of this Proxy Statement and “Compensation Discussion and Analysis—CEO New Hire Equity Compensation” beginning on page 59 of this Proxy Statement.
(5)

Although Mr. Courtemanche’s equity awards continue to vest during his continued service to the Company pursuant to their terms, there was an accounting modification of his outstanding equity awards in connection with his stepping down as President and CEO. The amounts reported do not reflect additional equity awards granted to Mr. Courtemanche in 2025 and instead reflect equity awards previously granted to Mr. Courtemanche that continue vesting in accordance with their terms during Mr. Courtemanche’s continued service. The modification did not result in any incremental economic benefit to Mr. Courtemanche. There were no changes to the number of shares subject to his outstanding awards or to the vesting schedules for his outstanding awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Agreements with Our Named Executive Officers

We have entered into offer letters with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The offer letters generally provide for at-will employment and set forth the executive officer’s initial base salary. Each of our named executive officers has executed our standard proprietary information and inventions agreement.

In addition, we have entered into an executive severance agreement with Dr. Gopal dated September 22, 2025 and executive severance agreements with each of our other named executive officers under our 2025 form of executive severance agreement, each of which remains in effect. Mr. Courtemanche’s executive severance agreement ceased having effect when he stepped down as President and CEO. Messrs. Fu and Stack became entitled to receive severance payments and benefits under their executive severance agreements upon their termination of employment in April 2026, subject to their timely execution and nonrevocation of a release of claims in favor of the Company. For further information about severance arrangements, please refer to the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 72 of this Proxy Statement.

Ajei S. Gopal

We previously entered into an offer letter with Dr. Gopal. Such offer letter referenced Dr. Gopal’s then-current base salary of $750,000. Dr. Gopal’s current annual base salary is $750,000. Dr. Gopal’s employment is at-will and may be terminated at any time, with or without cause.

Craig F. Courtemanche, Jr.

We previously entered into a confirmatory offer letter with Mr. Courtemanche. Such offer letter referenced Mr. Courtemanche’s then-current base salary of $480,000. At the time of Mr. Courtemanche’s resignation as President and CEO in November 2025, Mr. Courtemanche’s annual base salary was $570,000.

Howard Fu

We previously entered into a confirmatory offer letter with Mr. Fu. Such offer letter referenced Mr. Fu’s then-current base salary of $400,000. At the time of Mr. Fu’s transition from the CFO and Treasurer roles in March 2026, his annual base salary was $425,000.

Benjamin C. Singer

We previously entered into a confirmatory offer letter with Mr. Singer. Such offer letter referenced Mr. Singer’s then-current base salary of $360,000. Mr. Singer’s current annual base salary is $435,000. Mr. Singer’s employment is at-will and may be terminated at any time, with or without cause.

Steven S. Davis

We previously entered into a confirmatory offer letter with Mr. Davis. Such offer letter referenced Mr. Davis’s then-current base salary of $400,000. Mr. Davis’s current annual base salary is $467,000. Mr. Davis’s employment is at-will and may be terminated at any time, with or without cause.

Lawrence J. Stack

We previously entered into a confirmatory offer letter with Mr. Stack. Such offer letter referenced Mr. Stack’s then-current base salary of $450,000. At the time of Mr. Stack’s transition from the Chief Revenue Officer role, Mr. Stack’s annual base salary was $450,000.

68	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation | Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Equity Awards

We have granted equity awards to our named executive officers under our 2014 Plan and our 2021 Plan. For further information about such equity awards, including the vesting schedules, please refer to the table titled “Grants of Plan-Based Awards” and the related footnotes beginning on page 67 of this Proxy Statement and to the sections titled “Compensation Discussion and Analysis—2025 Executive Compensation Program—Equity Awards” beginning on page 56 of this Proxy Statement, “Compensation Discussion and Analysis—CEO New Hire Equity Compensation” beginning on page 59 of this Proxy Statement, and “Compensation Discussion and Analysis—2026 Executive Officer Equity Awards” beginning on page 62 of this Proxy Statement.

Non-Equity Incentive Plan Compensation

In fiscal year 2020, we approved a cash incentive bonus plan (the “Bonus Plan”) for all eligible employees. Each participant is eligible to receive cash bonuses based on the achievement of performance goals determined at the discretion of our Compensation Committee.

All of our named executive officers other than Dr. Gopal participated in the 2025 Bonus Program, which was established pursuant to the Bonus Plan. For a discussion of how bonuses were determined, please refer to the section titled “Compensation Discussion and Analysis—2025 Executive Compensation Program—Annual Performance-Based Cash Bonus” beginning on page 54 of this Proxy Statement.

Other Compensation and Benefits

All of our named executive officers (while employed by us) are eligible to participate in our employee benefit plans, including our medical, dental, vision, retirement, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other eligible U.S. employees. We pay the premiums for the basic life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers (while they are employed by us). Following their termination of employment with us in April 2026, Messrs. Fu and Stack became eligible to continue coverage under our health, dental, and vision plans for a certain period under COBRA, and, pursuant to their executive severance agreements, are entitled to have us pay their premiums to continue such coverage under COBRA for up to 12 months following their termination of employment, as described in more detail in the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 72 of this Proxy Statement.

We generally do not provide perquisites or personal benefits to our named executive officers. For more information, please refer to the Summary Compensation Table on page 66 of this Proxy Statement.

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis, as well as Roth and after-tax options. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. In the year ended December 31, 2025, we made matching contributions to the 401(k) plan up to 4% of the participating employee’s W-2 earnings and wages, up to a cap of $5,000. We have not made discretionary contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2025. Our Board may elect to provide our officers and other employees with nonqualified defined contributions or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us (other than the 401(k) plan) during 2025.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	69

Executive Compensation | Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each named executive officer as of December 31, 2025.

	Option Awards						Stock Awards

Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)

Ajei S. Gopal	9/22/2025		—	—	—	—	409,283	(2)	29,771,245	—	—

	9/22/2025		—	—	—	—	—		—	409,283	29,771,245

Craig F. Courtemanche, Jr.	11/10/2016	(3)	518,916	—	2.42	11/10/2026	—		—	—	—

	7/12/2018	(4)	546,000	—	12.22	7/12/2028	—		—	—	—

	3/29/2022		—	—	—	—	13,576	(5)	987,518	—	—

	3/30/2023		—	—	—	—	61,908	(6)	4,503,188	—	—

	3/29/2024		—	—	—	—	79,287	(7)	5,767,336	—	—

	3/29/2024		—	—	—	—	3,684	(8)	267,974	—	—

	3/31/2025		—	—	—	—	75,918	(9)	5,522,275	—	—

	3/31/2025		—	—	—	—	73,091	(10)	5,316,639	—	—

	3/31/2025		—	—	—	—	16,936	(11)	1,231,925	—	—

	11/8/2025		—	—	—	—	—		—	41,184	2,995,724

Howard Fu	3/29/2022		—	—	—	—	1,195	(5)	86,924	—	—

	3/30/2023		—	—	—	—	5,675	(6)	412,800	—	—

	5/8/2023		—	—	—	—	21,410	(6)	1,557,363	—	—

	3/29/2024		—	—	—	—	31,715	(7)	2,306,949	—	—

	3/31/2025		—	—	—	—	52,559	(9)	3,823,142	—	—

Benjamin C. Singer	6/4/2019	(12)	120,000	—	22.63	6/4/2029	—		—	—	—

	3/29/2022		—	—	—	—	2,987	(5)	217,274	—	—

	3/30/2023		—	—	—	—	17,025	(6)	1,238,399	—	—

	3/29/2024		—	—	—	—	19,382	(7)	1,409,847	—	—

	3/31/2025		—	—	—	—	32,119	(9)	2,336,336	—	—

Lawrence J. Stack	2/15/2024		—	—	—	—	108,930	(13)	7,923,568	—	—

	3/31/2025		—	—	—	—	46,719	(9)	3,398,340	—	—

Steven S. Davis	8/20/2022		—	—	—	—	39,625	(14)	2,882,323	—	—

	3/30/2023		—	—	—	—	14,962	(6)	1,088,336	—	—

	3/29/2024		—	—	—	—	33,477	(7)	2,435,117	—	—

	3/31/2025		—	—	—	—	55,479	(9)	4,035,542	—	—

(1)	All of the stock and option awards granted prior to our IPO were granted under our 2014 Plan and are subject to acceleration of vesting upon certain events.
(2)

The service-based vesting condition will be satisfied to 1/4th of the shares subject to the RSUs on August 20, 2026, and 1/16th of the shares subject to the RSUs will vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

70	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation | Fiscal Year 2025 Option Exercises and Stock Vested

(3)

1/60th of the shares subject to the option shall vest on each one-month anniversary after the vesting commencement date of February 5, 2016, subject to continued service through each applicable vesting date.

(4)

1/48th of the shares subject to the option shall vest on each one-month anniversary of after the vesting commencement date of January 1, 2019, subject to continued service through each applicable vesting date.

(5)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSUs on May 20, 2022, and 1/16th of the shares subject to the RSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(6)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSUs on May 20, 2023, and 1/16th of the shares subject to the RSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(7)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSUs on May 20, 2024, and 1/16th of the shares subject to the RSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(8)

1/3rd of the non-GAAP operating margin PSUs that became eligible to vest based on performance attainment during fiscal year 2024 vested on February 20, 2025, and 1/12th of these PSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(9)

The service-based vesting condition was satisfied as to 1/16th of the shares subject to the RSUs on May 20, 2025, and 1/16th of the shares subject to the RSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(10)

1/3rd of the revenue PSUs that became eligible to vest based on performance attainment during fiscal year 2025 vested on February 20, 2026, and 1/12th of these PSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(11)

1/3rd of the non-GAAP operating margin PSUs that became eligible to vest based on performance attainment during fiscal year 2025 vested on February 20, 2026, and 1/12th of these PSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(12)

1/4th of the shares subject to the option vested on April 21, 2020, and 1/48th of the shares subject to the option shall vest on each one-month anniversary thereafter, subject to continued service through each applicable vesting date.

(13)

The service-based vesting condition was satisfied as to 1/4th of the shares subject to the RSUs on February 20, 2025, and 1/16th of the shares subject to the RSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

(14)

The service-based vesting condition was satisfied as to 1/4th of the shares subject to the RSUs on August 20, 2023, and 1/16th of the shares subject to the RSUs vest on each Company Vesting Date thereafter, subject to continued service through each applicable vesting date.

Fiscal Year 2025 Option Exercises and Stock Vested

The following table presents certain information regarding any option exercises and stock vested during the fiscal year ended December 31, 2025, with respect to our named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Ajei S. Gopal	—	—	—	—

Craig F. Courtemanche, Jr.	458,000	31,982,080	239,526	18,546,977

Howard Fu	—	—	57,796	4,254,968

Benjamin C. Singer	—	—	43,976	3,225,598

Lawrence J. Stack	—	—	95,502	7,436,193

Steven S. Davis	—	—	92,483	6,730,047

(1)

The value realized upon exercise was calculated by multiplying the number of shares acquired upon exercise by the closing price of our common stock on the date prior to the applicable exercise date minus the strike price paid, and does not reflect actual proceeds received by the named executive officer.

(2)

The value realized upon vesting was calculated by multiplying the number of shares of common stock vested by the closing price of our common stock on the date prior to the applicable vesting date, and does not reflect actual proceeds received by our named executive officers.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

During fiscal year 2025, our U.S. employees, including our named executive officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	71

Executive Compensation | Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

Executive Severance Arrangements

We entered into an executive severance agreement with our current President and CEO, Ajei S. Gopal, dated September 22, 2025 and executive severance agreements with each of our non-CEO named executive officers under our 2025 form of executive severance agreement. The executive severance agreements for Dr. Gopal, our Chief Legal Officer and Corporate Secretary, Benjamin C. Singer, and our President, Product and Technology, Steven S. Davis, remain in effect. The agreement we entered into with our former President and CEO, Craig F. Courtemanche, Jr., ceased having effect when he stepped down as President and CEO. The agreements we entered into with our former CFO and Treasurer, Howard Fu, and our former Chief Revenue Officer, Lawrence J. Stack, which are described in more detail below, were triggered upon their termination of employment.

Each executive severance agreement with a named executive officer, other than the agreement with Dr. Gopal (which is described in the following sentence) and the former agreement with Mr. Courtemanche (which was not triggered upon Mr. Courtemanche’s transition from the President and CEO roles), provides that upon a termination of employment without “cause” or resignation for “good reason” (each as defined in the respective executive severance agreement) that occurs within three months prior to, or 12 months following, a “change in control” (as defined in the executive severance agreements), the named executive officer will receive a lump sum payment equal to the sum of 18 months of the named executive officer’s monthly base salary and a pro rata portion of the named executive officer’s target bonus, as well as full vesting of the time-based portion of any equity awards, and 18 months of payment of COBRA premiums. The agreement with Dr. Gopal provides that upon a termination of employment without “cause” or resignation for “good reason” (as defined in Dr. Gopal’s executive severance agreement) that occurs within six months prior to, or 18 months following, a “change in control” (as defined in Dr. Gopal’s executive severance agreement), Dr. Gopal will receive a lump sum payment equal to the sum of 24 months of his monthly base salary and 24 months of his annual target bonus, as well as full vesting of the time-based portion of any equity awards and 24 months of payment of COBRA premiums.

In addition, the executive severance agreements provide that on a termination of employment without “cause” (or in the case of Dr. Gopal and Mr. Singer, resignation for “good reason”) that would trigger the right to the payments and benefits above but for the fact that the termination or resignation occurs outside the applicable change in control period, the named executive officer will receive a lump sum payment equal to 12 months (18 months in the case of Dr. Gopal) of the named executive officer’s monthly base salary, as well as 12 months of payment of COBRA premiums (18 months in the case of Dr. Gopal), and also in the case of Dr. Gopal only, 18 months of his target bonus and 18 months of vesting acceleration of the time-based portion of any equity awards. Dr. Gopal’s agreement also provides that if he tenders his resignation as President and CEO following a written request from our Board in connection with a Board-approved succession plan that results in the appointment of a new President and CEO where Dr. Gopal was otherwise willing and able to continue serving in such capacity, then Dr. Gopal will receive a lump sum cash payment equal to 18 months of his monthly base salary and 18 months of his annual target bonus, as well as 18 months of payment of COBRA premiums and continued vesting of all outstanding equity awards that were granted more than six months prior to the effective date of such resignation, except that any outstanding performance-based awards will only vest subject to the achievement (if any) of the applicable performance goals. The executive severance agreements for all named executive officers other than Dr. Gopal also provide that if the executive officer is terminated without “cause” during the 12-month period following the appointment of Mr. Courtemanche’s successor, then such executive officer will receive 12 months of accelerated equity vesting with respect to all time-based equity awards that are outstanding at the time of such termination.

Receipt of payments and benefits under the executive severance agreement is subject to the named executive officer signing, and not revoking, a release of claims. Mr. Courtemanche’s termination of employment did not entitle him to payments or benefits under his executive severance agreement. The termination of employment of Messrs. Fu and Stack in April 2026 entitled each of them to the applicable payments and benefits described in the immediately preceding paragraph under the terms of their respective executive severance agreements, subject to the release condition described above.

The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers serving as of the end of the fiscal

72	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation | Potential Payments Upon Termination or Change in Control

year ended December 31, 2025. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on the last business day of our fiscal year ending December 31, 2025, using $72.74, the closing market price per share of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

Name	Benefit Description	Termination Without Cause by Procore or for Good Reason (if Applicable) by Executive Not in Connection with a Change in Control ($)	Termination Without Cause by Procore or for Good Reason by Executive in Connection with a Change in Control ($)

Ajei S. Gopal	Base Salary	1,125,000	1,500,000
	Bonus	1,687,500	2,250,000
	Accelerated Vesting of Equity Awards(1)	13,024,824	Target: 59,542,491 Max: 89,313,736
	Continuation of Insurance Coverage(2	30,037	40,049
	Total	15,867,361	63,332,540

Howard Fu	Base Salary	425,000	637,500
	Bonus	—	320,121
	Accelerated Vesting of Equity Awards	3,864,676	8,187,178
	Continuation of Insurance Coverage(2)	29,182	43,773
	Total	4,318,858	9,188,572

Benjamin C. Singer	Base Salary	415,000	622,500
	Bonus	—	312,588
	Accelerated Vesting of Equity Awards	2,553,392	5,201,856
	Continuation of Insurance Coverage(2)	27,536	41,304
	Total	2,995,928	6,178,248

Lawrence J. Stack	Base Salary	450,000	675,000
	Bonus	451,935	451,935
	Accelerated Vesting of Equity Awards	4,567,199	11,321,908
	Continuation of Insurance Coverage(2)	29,182	43,773
	Total	5,498,316	12,492,616

Steven S. Davis	Base Salary	450,000	675,000
	Bonus	—	338,951
	Accelerated Vesting of Equity Awards	6,076,845	10,441,318
	Continuation of Insurance Coverage(2)	29,182	43,773
	Total	6,556,027	11,499,042

(1)

Dr. Gopal’s equity awards that are subject to accelerated vesting in the event of a termination without cause by Procore or a termination for good reason by Dr. Gopal in connection with a change in control include his September 2025 PSU award. Because the number of PSUs that would be subject to accelerated vesting will be determined based on the value of the per share consideration paid in respect of the Company’s common stock in a change in control transaction, and such value would be hypothetical as of December 31, 2025, we have chosen to instead provide the dollar value of the PSUs (including the underlying shares) that would accelerate at target PSU achievement as well as at maximum PSU achievement.

(2)	Represents the amount of COBRA premiums for medical, dental, and vision (including eligible dependents) that Procore would pay on behalf of the named executive officer.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	73

Executive Compensation | Pay Ratio

Treatment of Current and Former CEO 2025 PSU Awards upon Change in Control and/or a Termination of Employment

For information about the treatment of the PSUs granted in 2025 to our current President and CEO, Dr. Gopal, and to our former President and CEO, Mr. Courtemanche, in the event of a change in control of the Company or upon a qualifying termination of employment, please refer to the sections titled “Executive Severance Arrangements” beginning on page 72 of this Proxy Statement, “Compensation Discussion and Analysis—CEO New Hire Equity Compensation” beginning on page 59 of this Proxy Statement, “Compensation Discussion and Analysis—2025 Executive Compensation Program—Equity Awards” beginning on page 56 of this Proxy statement, and “Compensation Discussion and Analysis—Transition Compensation of Former President and CEO” on page 47 of this Proxy Statement.

Death and Disability Benefit

The executive severance agreement with Dr. Gopal provides that if his employment terminates due to his death or permanent disability, he will receive 18 months payment of COBRA premiums, subject to him or his estate signing, and not revoking, a release of claims.

All outstanding and future options and RSUs granted under our 2014 Plan and our 2021 Plan (including those held by our named executive officers) will vest in full in connection with the holder’s termination of service by reason of death or permanent disability. The PSUs granted under our 2021 Plan to our former President and CEO, Mr. Courtemanche, in 2025 have the following acceleration terms: (i) if the holder’s termination of service by reason of death or permanent disability occurred before the last day of the performance period, the number of PSUs that would have been eligible for vesting assuming that the target level of achievement had been met with respect to the applicable performance goal will vest in full in connection with such termination, or (ii) if the holder’s termination of service by reason of death or permanent disability occurred after the last day of the performance period, any unvested PSUs that had been certified as being eligible to vest based on attainment of the applicable performance goal will vest in full in connection with such termination. The PSUs granted under our 2021 Plan to our President and CEO, Dr. Gopal, in 2025 have the following acceleration terms: (i) for any TSR measurement period that has not yet been completed, the PSUs that relate to such measurement period will vest at target level, and (ii) for any TSR measurement period that has been completed, the PSUs that relate to such measurement period will (a) to the extent they have not already become eligible to vest, vest based on the Company’s actual relative TSR performance on the date such determination is made, or (b) to the extent they became eligible to vest prior to such termination, fully vest on the date of such termination. The PSUs granted under our 2021 Plan to our President and CEO in 2026 have substantially similar acceleration provisions for the holder’s termination of service by reason of death or permanent disability.

Pay Ratio

Under Dodd-Frank and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our PEO (our CEO, Dr. Gopal), and the ratio of these two amounts. We estimate that the median of the 2025 annual total compensation for all employees of the Company as of December 31, 2025 (the “Determination Date”), excluding our CEO, was $150,322, as calculated pursuant to relevant SEC rules (the “Median Annual Compensation”). The total annualized compensation of our CEO in 2025 was $77,929,699, based on the Summary Compensation Table on page 66 of this Proxy Statement. The ratio of our CEO’s 2025 total compensation to the Median Annual Compensation was approximately 518 to 1. We believe that this pay ratio is a reasonable estimate calculated in a manner consistent with relevant SEC rules. This pay ratio is significantly higher than our historical pay ratios as it reflects the total compensation package provided to Dr. Gopal in connection with his CEO appointment, as described in detail in the section titled “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement. Importantly, the PSU component of Dr. Gopal’s compensation is entirely performance-based, as it depends on the Company’s rTSR. Dr. Gopal may realize actual compensation from the PSU component that is significantly lower than the accounting-based value reported in the Summary Compensation Table if performance targets that were set by our Compensation Committee with the aim of being rigorous are not met.

74	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation | Pay Ratio

As noted above, we selected December 31, 2025, as the date upon which we would identify the “median employee.” We included all of our full-time and part-time employees globally, but excluded our CEO and employees who joined Procore as part of acquisitions in 2025. Our analysis included approximately 4,400 full-time and part-time employees, including hourly employees. The consistently applied compensation measure that we used to identify the median employee was the sum of:

+

the 2025 base salary in effect on the Determination Date (prorated for the portion of the year worked, in the case of employees who commenced employment in 2025), without any cost of living adjustments with respect to employees outside the U.S.;

+

the 2025 target annual bonus or commission target as in effect on the Determination Date (prorated for the portion of the year worked or eligible for the bonus plan, in the case of employees who commenced employment in 2025); and

+	the grant date fair value of equity awards granted during 2025, calculated in accordance with ASC 718.

Earnings of our employees outside of the U.S. were converted to U.S. dollars using the foreign exchange rates that were in place at the end of fiscal year 2025.

We believe that this measure reasonably reflects the annual compensation of our employees. Once we identified the median employee, we totaled all of the elements of the employee’s compensation for 2025 in accordance with the requirements of applicable SEC rules and calculated the pay ratio.

The rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt various methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As such, the pay ratio reported by other companies may not be directly comparable to our pay ratio.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	75

Executive Compensation
 | Pay Versus Performance

Pay Versus Performance
The following table presents information about the relationship between executive compensation actually paid to our PEOs and our other named executive officers (for purposes of this section, the
“Non-PEO
NEOs”) and certain financial performance measures of the Company. For further information concerning our philosophy of executive pay tied to performance and how we align executive compensation with our performance, please refer to the section titled “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement.

Year	Summary Compensation Table Total for PEO (Mr. Courtemanche) ($) (1)		Compensation Actually Paid to PEO (Mr. Courtemanche) ($) (3)		Average Summary Compensation Table Total for Non-PEO NEOs ($) (5)	Average Compensation Actually Paid to Non-PEO NEOs ($) (6)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) ($) (9)	Non-GAAP Operating Margin (%) (10)
		Summary Compensation Table Total for PEO (Dr. Gopal) ($) (2)		Compensation Actually Paid to PEO (Dr. Gopal) ($) (4)			Total Shareholder Return ($) (7)	Peer Group Total Shareholder Return ($) (8)

2025	20,784,081	77,416,665	17,666,168	80,545,636	4,657,164	4,704,256	82.66	240.25	(101)	14

2024	16,122,797	—	13,725,746	—	7,200,319	7,250,813	85.15	186.84	(106)	10

2023	12,918,339	—	25,334,504	—	4,200,701	7,280,125	78.66	137.02	(190)	2

2022	13,856,916	—	(9,591,955)	—	8,170,546	4,544,907	53.61	82.31	(287)	(10)

2021	10,625,107	—	76,757,138	—	4,809,572	25,498,661	90.88	128.15	(265)	(6)

(1)
The dollar amounts reported in this column represent the amounts of total compensation reported for Mr. Courtemanche (our former President and CEO) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table on page 66 of this Proxy Statement.

(2)
The dollar amount reported in this column represents the amount of total compensation reported for Dr. Gopal (our President and CEO) for the corresponding fiscal year in the “Total” column of the Summary Compensation Table on page 66 of this Proxy Statement.

(3)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Courtemanche, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to Mr. Courtemanche during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Courtemanche’s total compensation for 2025 to determine the compensation actually paid:

Prior FYE	12/31/2024
Current FYE	12/31/2025
Fiscal Year	2025

PEO Summary Compensation Table Total	$20,784,081

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year	($19,204,584)

+ Fair Value at Fiscal Year-End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$15,066,725

+ Change in Fair Value as of End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($347,016)

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$1,187,903

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$179,059

- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	—

Compensation Actually Paid	$17,666,168

(4)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Dr. Gopal, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to Dr. Gopal during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Dr. Gopal’s total compensation for 2025 to determine the compensation actually paid:

76	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation
 | Pay Versus Performance

Prior FYE	12/31/2024
Current FYE	12/31/2025
Fiscal Year	2025

PEO Summary Compensation Table Total	$77,416,665

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year	($76,650,569)

+ Fair Value at Fiscal Year-End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$79,779,540

+ Change in Fair Value as of End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	—

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	—

- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	—

Compensation Actually Paid	$80,545,636

(5)
The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO
NEOs for each corresponding fiscal year in the “Total” column of the Summary Compensation Table on page 66 of this Proxy Statement. The names of each of the non-PEO
NEOs included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2025 and 2024, Howard Fu, Benjamin C. Singer, Lawrence J. Stack, and Steven S. Davis; (ii) for 2023, Howard Fu, Benjamin C. Singer, Steven S. Davis, Joy D. Durling, and Paul E. Lyandres; (iii) for 2022, Paul E. Lyandres, Benjamin C. Singer, Joy D. Durling and Steven S. Davis; and (iv) for 2021, Paul E. Lyandres and Dennis H. Lyandres.

(6)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO
NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to the
Non-PEO
NEOs as a group during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the
Non-PEO
NEOs as a group for 2025 to determine the compensation actually paid, using the same methodology described above in footnotes 3 and 4.

Prior FYE	12/31/2024
Current FYE	12/31/2025
Fiscal Year	2025

Non-PEO NEOs Summary Compensation Table Total	$4,657,164

- Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year	($3,840,984)

+ Fair Value at Fiscal Year-End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,398,340

+ Change in Fair Value as of End of Covered Fiscal Year of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($162,270)

+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$731,004

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	($79,000)

- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	—

Compensation Actually Paid	$4,704,256

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends (if any) for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(8)
Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the NASDAQ Computer Index, which is the same peer group used in Part II, Item 5 of our 2025 Form
10-K.

(9)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(10)
We have identified
non-GAAP
operating margin as the most important financial performance measure used to link compensation actually paid to our PEO and
Non-PEO
NEOs to our performance in fiscal year 2025, as this measure was one of the two metrics used to determine payouts to our former PEO and our
Non-PEO
NEOs under the 2025 Bonus Program. For further details regarding this determination, please refer to the section below titled “Financial Performance Measures.” Please refer to Appendix A for a discussion of non-GAAP
operating margin, as well as a reconciliation of this measure, to the most directly comparable financial measure calculated and presented in accordance with GAAP.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	77

Executive Compensation
 | Financial Performance Measures

Financial Performance Measures
Below are the most important financial performance measures used by us to link compensation actually paid to our PEOs and
Non-PEO
NEOs for fiscal year 2025 to our performance:

+	non-GAAP operating margin;

+	revenue; and

+	peer group rTSR
Non-GAAP
operating margin is the most important financial performance measure used by us to link compensation actually paid to our former PEO and
Non-PEO
NEOs for fiscal year 2025 to our performance, as this measure was one of the two metrics used to determine payouts to our former PEO and
Non-PEO
NEOs under the 2025 Bonus Program, and one of the two metrics used to determine the payout to our former PEO for the PSUs granted to him in 2025. The other metric that determined payouts under the 2025 Bonus Program was net new bookings, which is not a financial performance measure. The other financial performance measure that determined the payout to our former PEO for the PSUs granted to him in 2025 was revenue. The financial performance measure that was selected to determine the payout to our current PEO for the new hire PSUs granted to him in September 2025 was rTSR. Please refer to the section titled “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement for further discussion of the 2025 Bonus Program and the PSUs granted to our PEOs in 2025.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in the section titled “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement, our executive compensation program reflects our philosophy of executive pay tied to performance. While we utilize several performance measures to align executive compensation with our performance, not all of those measures are presented in the Pay versus Performance table. We used non-GAAP
operating margin to link compensation paid (including “compensation actually paid” as computed in accordance with Item 402(v) of Regulation
S-K)
to Company performance. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphical illustrations of the relationships among information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
The following graph illustrates the relationship among (i) compensation actually paid to the PEO and the average of the compensation actually paid to the non-PEO
NEOs, (ii) our cumulative TSR, and (iii) the cumulative TSR of the NASDAQ Computer Index peer group.

78	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation
 | Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income
The following graph illustrates the relationship between (i) compensation actually paid to the PEO and the average of the compensation actually paid to the non-PEO
NEOs and (ii) net income.

Compensation Actually Paid and
Non-GAAP
Operating Margin
The following graph illustrates the relationship between (i) compensation actually paid to the PEO and the average of the
compensation actually paid to the
non-PEO
NEOs and (ii) the
non-GAAP
operating margin.

All information provided above under this “Pay Versus Performance” section will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates any such information by reference.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	79

Executive Compensation
 | Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation
S-K.
Limitations of Liability and Indemnification Matters
Our Charter contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

+	any breach of the director’s duty of loyalty to the corporation or its stockholders;

+	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

+	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

+	any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our Charter authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law if they are or become involved in any proceeding by reason of the fact that they are or were a director or executive officer of the Company. Our Bylaws also provide that (i) we may indemnify our other officers, employees, and agents, and (ii) on satisfaction of certain conditions, we will advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these Charter and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

80	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Executive Compensation | Equity Compensation Plan Information

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3)

Equity plans approved by stockholders(4)	2,064,273	13.05	34,124,891

Equity plans not approved by stockholders	—	—	—

(1)

Includes our 2014 Plan and our 2021 Plan, but does not include future rights to purchase common stock under our 2021 Employee Stock Purchase Plan (our “ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)

Includes our 2021 Plan and our ESPP, as well as stock options, RSUs, or other stock awards granted under our 2014 Plan that are forfeited, terminated, expired, or repurchased, which become available for issuance under our 2021 Plan.

(4)

Our 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of up to 10 years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, or such lesser number of shares of common stock as determined by our Board prior to January 1st of a given fiscal year. In addition, our ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of up to 10 years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, and (ii) 3,900,000 shares of common stock (or such lesser number of shares of common stock as determined by our Board prior to January 1st of a given fiscal year). Accordingly, on January 1, 2026, the number of shares of common stock available for issuance under our 2021 Plan and our ESPP increased by 7,585,428 shares and 1,517,085 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	81

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026 by:

+	each of our named executive officers;

+	each of our directors;

+	our executive officers and directors as a group; and

+	each person or entity known by us to own beneficially more than 5% of our capital stock.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days.

Applicable percentage ownership is based on 150,747,632 shares of common stock outstanding as of March 31, 2026.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013. Unless otherwise indicated in the footnotes to the table below, to our knowledge each person has sole voting and investment power over the shares reported as beneficially owned by the person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (%)

Directors and Named Executive Officers

Ajei S. Gopal(1)	12,261	*

Craig F. Courtemanche, Jr.(2)	6,024,423	4.0

Howard Fu(3)	126,585	*

Benjamin C. Singer(4)	135,654	*

Steven S. Davis(5)	103,920	*

Lawrence J. Stack(6)	102,122	*

Kathryn A. Bueker(7)	7,545	*

Nanci E. Caldwell(8)	53,223	*

Erin M. Chapple(9)	11,794	*

Ronald W. Hovsepian	—	—

William J.G. Griffith IV(10)	17,865,477	11.9

Vishal Misra(11)	—	—

Kevin J. O’Connor(12)	1,007,448	*

Graham V. Smith(13)	43,733	*

Elisa Steele(13)	49,223	*

All directors and current executive officers as a group (14 persons)(15)	25,543,408	16.8

5% Stockholders

Entities affiliated with ICONIQ Strategic Partners(16)	14,620,931	9.7

The Vanguard Group(17)	11,061,412	7.3

Entities affiliated with Morgan Stanley(18)	9,494,446	6.3

*	Less than 1 percent.

82	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

(1)	Consists of (i) 12,261 shares that may be acquired upon the vesting of RSUs within 60 days of March 31, 2026 by Dr. Gopal.
(2)

Consists of (i) 674,532 shares held of record by Mr. Courtemanche, (ii) 2,692,036 shares held of record by the Craig F. Courtemanche and Hillary Courtemanche Family Trust dated as of November 1, 2012, for which Mr. Courtemanche and his spouse serve as trustees, 563,350 of which are pledged as collateral to secure certain personal indebtedness (see the section titled “Information Regarding the Board of Directors and Corporate Governance—Prohibition on Hedging, Short Sales, and Pledging” on page 28 of this Proxy Statement for more information regarding Board and committee oversight of Mr. Courtemanche’s pledging arrangement), (iii) 527,349 shares held of record by The Courtemanche 2016 Irrevocable Trust, with respect to which Mr. Courtemanche may be deemed to have indirect shared voting power and dispositive power for purposes of Rule 13d-3(a) of the Exchange Act, (iv) 1,155,480 shares held of record by the Courtemanche 2021 Irrevocable Trust, with respect to which Mr. Courtemanche may be deemed to have indirect shared voting and dispositive power for purposes of Rule 13d-3(a) of the Exchange Act, (v) 23,736 shares held by Hillary Courtemanche, Mr. Courtemanche’s spouse, and (vi) 951,290 shares issuable upon exercise of stock options and that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 31, 2026.

(3)	Consists of (i) 74,650 shares held of record by Mr. Fu and (ii) 51,935 shares that may be acquired upon the vesting of RSUs within 60 days of March 31, 2026.
(4)

Consists of (i) 4,163 shares held of record by Mr. Singer and (ii) 131,491 shares issuable upon exercise of stock options and that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 31, 2026

(5)	Consists of (i) 70,214 shares held of record by Mr. Davis and (ii) 33,706 shares that may be acquired upon the vesting of RSUs within 60 days of March 31, 2026.
(6)	Consists of (i) 39,334 shares held of record by Mr. Stack and (ii) 62,788 shares that may be acquired upon the vesting of RSUs within 60 days of March 31, 2026.
(7)

Consists of 7,545 shares held of record by Ms. Bueker. Excludes 2,887 shares of common stock issuable upon the settlement of RSUs that were vested as of March 31, 2026, but for which the director has elected to defer settlement.

(8)

Consists of 53,223 shares held of record by Ms. Caldwell. Excludes 2,887 shares of common stock issuable upon the settlement of RSUs that were vested as of March 31, 2026, but for which the director has elected to defer settlement.

(9)	Consists of 11,794 shares held of record by Ms. Chapple.
(10)

Consists of (i) 3,244,546 shares held of record by William J.G. Griffith IV through a family trust of which he is trustee and another estate planning trust having an independent trustee and (ii) the shares listed in footnote (15) below. Mr. Griffith, a member of our Board, is an equity holder of ICONIQ Strategic Partners II TT GP, Ltd., ICONIQ Strategic Partners III TT GP, Ltd, ICONIQ Strategic Partners IV TT GP, Ltd., ICONIQ Strategic Partners V TT GP, Ltd., and ICONIQ Strategic Partners VI TT GP, Ltd, as described in further detail in footnote (10) below, and may be deemed to beneficially own the shares of our common stock held by such entities.

(11)	Dr. Misra joined our Board in April 2026. He did not beneficially own any shares of the Company as of March 31, 2026.
(12)

Consists of (i) 10,696 shares held of record by Mr. O’Connor and (ii) 996,752 shares held of record by the Kevin J. O’Connor Revocable Trust dated as of June 13, 2019, for which Mr. O’Connor serves as a trustee. Excludes 2,887 shares of common stock issuable upon the settlement of RSUs that were vested as of March 31, 2026, but for which the director has elected to defer settlement.

(13)

Consists of 43,733 shares held of record by Mr. Smith. Excludes 2,887 shares of common stock issuable upon the settlement of RSUs that were vested as of March 31, 2026, but for which the director has elected to defer settlement

(14)

Consists of 49,223 shares held of record by Ms. Steele. Excludes 2,887 shares of common stock issuable upon the settlement of RSUs that were vested as of March 31, 2026, but for which the director has elected to defer settlement

(15)

Consists of (i) 24,299,937 shares owned by our current executive officers and directors and (ii) 1,243,471 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 31, 2026. Excludes 14,435 shares of common stock issuable upon the settlement of RSUs that were vested as of March 31, 2026, but for which a director has elected to defer settlement

(16)

Based on Amendment No. 6 to Schedule 13G filed by the ICONIQ entities listed in this footnote on February 17, 2026, and the Form 4 filed for ICONIQ Strategic Partners III GP, L.P on March 16, 2026 with respect to shares of our common stock. Consists of 14,620,931 shares of Common Stock beneficially owned by ICONIQ Strategic Partners III, L.P., ICONIQ Strategic Partners III-B, L.P., ICONIQ Strategic Partners III Co-Invest L.P., Series P, ICONIQ Strategic Partners IV, L.P., ICONIQ Strategic Partners IV-B, L.P., ICONIQ Strategic Partners IV Co-Invest, L.P., Series P, ICONIQ Strategic Partners V, L.P., ICONIQ Strategic Partners V-B, L.P, ICONIQ Strategic Partners VI, L.P., and ICONIQ Strategic Partners VI-B, L.P. ICONIQ Strategic Partners III GP, L.P. is the sole general partner of each of ICONIQ Strategic Partners III, L.P., ICONIQ Strategic Partners III-B, L.P., and ICONIQ Strategic Partners III Co-Invest, L.P., Series P, and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ Strategic Partners III, L.P., ICONIQ Strategic Partners III-B, L.P., and ICONIQ Strategic Partners III Co-Invest, L.P., Series P. ICONIQ Strategic Partners III TT GP, Ltd. is the sole general partner of ICONIQ Strategic Partners III GP, L.P. ICONIQ Strategic Partners IV GP, L.P. is the sole general partner of each of ICONIQ Strategic Partners IV, L.P., ICONIQ Strategic Partners IV-B, L.P. and ICONIQ Strategic Partners IV Co-Invest, L.P., Series P, and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ Strategic Partners IV, L.P., ICONIQ Strategic Partners IV-B, L.P. and ICONIQ Strategic Partners IV Co-Invest, L.P., Series P. ICONIQ Strategic Partners IV TT GP, Ltd. is the sole general partner of ICONIQ Strategic Partners IV GP, L.P. ICONIQ Strategic Partners V GP, L.P. is the sole general partner of each of ICONIQ Strategic Partners V, L.P. and ICONIQ Strategic Partners V-B, L.P. and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ Strategic Partners V, L.P. and ICONIQ Strategic Partners V-B, L.P. ICONIQ Strategic Partners V TT GP, Ltd. is the sole general partner of ICONIQ Strategic Partners V GP, L.P. ICONIQ Strategic Partners VI GP, L.P. is the sole general partner of each of ICONIQ Strategic Partners VI, L.P. and ICONIQ Strategic Partners VI-B, L.P. and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ Strategic Partners VI, L.P. and ICONIQ Strategic Partners VI-B, L.P. ICONIQ Strategic Partners VI TT GP, Ltd. is the sole general partner of ICONIQ Strategic Partners VI GP, L.P. Divesh Makan, and William J.G. Griffith are the sole equity holders of each of ICONIQ Strategic Partners II TT GP, Ltd. and ICONIQ Strategic Partners III TT GP, Ltd. Divesh Makan, William J.G. Griffith and Matthew Jacobson are the sole equity holders of each of ICONIQ Strategic Partners IV TT GP, Ltd., ICONIQ Strategic Partners V TT GP, Ltd., and ICONIQ Strategic Partners VI TT GP, Ltd. The address for each of the ICONIQ Entities is c/o ICONIQ Capital, 50 Beale St., Ste. 2300, San Francisco, CA 94105.

(17)

Based solely on Amendment No. 2 to the Schedule 13G filed by the Vanguard Group on November 12, 2024, with respect to shares of our common stock. The Vanguard Group holds sole voting power with respect to 0 shares, sole dispositive power with respect to 10,892,716 shares, shared voting power with respect to 47,860 shares, and shared dispositive power with respect to 168,696 shares. The Vanguard Group is an investment advisor in accordance with Rule 13d-1(b). The Vanguard Group subsequently reported that due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership over ordinary shares beneficially owned by various Vanguard subsidiaries and/or business divisions.The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(18)

Based solely on the Schedule 13G filed by Morgan Stanley and Morgan Stanley Capital Services LLC (together, “the Morgan Stanley Entities”) on November 7, 2025, with respect to shares of our common stock. Morgan Stanley holds sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 9,468,798 shares, and shared dispositive power with respect to 9,494,446 shares. Morgan Stanley Capital Services LLC holds sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, and shared voting and dispositive power with respect to 7,951,672 shares. The address for each of the Morgan Stanley Entities is 1585 Broadway, New York, NY 10036.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	83

Security Ownership of Certain Beneficial Owners and Management | Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2025, we believe that all required reports were timely filed.

84	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Certain Relationships and Related Person Transactions | Investors’ Rights Agreement

Certain Relationships and Related Person Transactions

In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” (beginning on page 29 of this Proxy Statement) and “Executive Compensation” (beginning on page 40 of this Proxy Statement), the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which disclosure is required under Item 404 of Regulation S-K under the Securities Act:

+	we have been or are to be a participant;

+	the amounts involved exceeded or will exceed $120,000; and

+

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement (the “IRA”), with certain holders of our capital stock, including entities affiliated with Craig F. Courtemanche, Jr., our former President and CEO and the Chair of our Board, Kevin J. O’Connor, a director serving on our Board, and entities affiliated with ICONIQ Strategic Partners, which holds more than 5% of our common stock and is affiliated with a director serving on our Board, as well as other holders of our common stock. The IRA provides certain of our stockholders with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Issuer Agreements and Consents

On March 4, 2024, in connection with the pledge by Craig F. Courtemanche, Jr., our former President and CEO, and the Chair of our Board, of 563,350 shares of our common stock pursuant to a loan agreement, a security and pledge agreement, and a collateral account control agreement relating thereto (the “2024 Loan Documents”), we entered into an issuer agreement and consent (the “2024 Issuer Agreement”), by and among the Company, Citibank, N.A. (“Citibank”), and each of Mr. Courtemanche, Hillary Courtemanche, and the Craig F. Courtemanche and Hillary Courtemanche Family Trust dated as of November 1, 2012, a California revocable trust. Under the 2024 Issuer Agreement, we provide certain acknowledgements and agree to certain terms relating to the enforcement of rights and remedies in favor of Citibank pursuant to the 2024 Loan Documents.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Indemnification Agreements

Our Charter contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our Charter and Bylaws also provide our Board with discretion to indemnify our other officers, employees, and agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them if they are or become involved in any proceeding by reason of the fact that they are or were a director or executive officer of the Company. For more

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	85

Certain Relationships and Related Person Transactions | Policies and Procedures for Related Person Transactions

information regarding these agreements, please refer to the section titled “Executive Compensation—Limitations of Liability and Indemnification Matters” on page 80 of this Proxy Statement.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transactions policy setting forth the policies and procedures for the identification, review, and approval of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person has, had, or will have a direct or indirect material interest and the amount involved exceeds $120,000. For purposes of the policy, a related person is any of our directors, director nominees, executive officers, or beneficial owners of more than 5% of our common stock, or any respective immediate family members of the foregoing persons.

In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction. If a related person transaction falls into one of the enumerated transaction categories deemed to be outside the scope of the policy, such transaction does not require review or approval by our Audit Committee even if the amount involved exceeds $120,000. No director may participate in approval of a related person transaction for which he or she is a related person.

86	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Householding of Proxy Materials

Householding of Proxy Materials

SEC rules permit companies and intermediaries (e.g., brokerage firms) to satisfy delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokerage firms with account holders who are our stockholders (who hold our shares in “street name”) will likely be “householding” our proxy materials. A single Notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or the proxy materials, as requested, to any stockholder at a shared address to which a single copy of such documents was delivered. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, please notify your brokerage firm or us. You may direct your written request to us via email at legalnotice@procore.com, via mail at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013, Attention: Chief Legal Officer and Corporate Secretary, or via telephone at (866) 477-6267. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address(es) and would like to request “householding” of their communications should contact their brokerage firm.

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	87

Other Matters

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By the Order of the Board of Directors,

Benjamin C. Singer
Chief Legal Officer and Corporate Secretary
April 24, 2026

We have filed our 2025 Form 10-K with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our 2025 Form 10-K free of charge at www.proxydocs.com/PCOR. A copy of our 2025 Form 10-K is also available without charge upon written request to us via mail at Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, CA 93013, Attention: Chief Legal Officer and Corporate Secretary.

88	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Appendix A—Definitions and Reconciliations of Non-GAAP Financial Measures

Appendix A—Definitions and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe certain non-GAAP measures, as described below, are useful in evaluating our operating performance. We use this non-GAAP financial information, collectively, to evaluate our ongoing operations as well as for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.

The non-GAAP financial information is presented for supplemental informational purposes only. Non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, non-GAAP financial measures may be different from similarly-titled non-GAAP measures used by other companies since other companies may calculate such non-GAAP financial measures differently, and non-GAAP financial measures exclude expenses that may have a material impact on our reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. A reconciliation is provided below for each non-GAAP financial measure indicated in this Proxy Statement to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors should not rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Income (Loss) from Operations, and Non-GAAP Operating Margin

We define these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income (loss) from operations by total revenue.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, we believe that non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on RSU settlements, option exercises, related stock price, and other factors that are beyond our control and that do not correlate to the operation of our business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	A-1

Appendix A—Definitions and Reconciliations of Non-GAAP Financial Measures

control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, we believe this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of our core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs, and retention payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. We believe excluding acquisition-related expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry. Overall, we believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results period-over-period and to those of peer companies.

Free Cash Flow

We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. We use free cash flow in conjunction with traditional GAAP measures to assess our liquidity and evaluate the effectiveness of our business strategies. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.

The following tables present reconciliations of our GAAP financial measures to our non-GAAP financial measures for the periods presented:

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

Year Ended December 31,

2025

($ in thousands)

Revenue	$1,322,509

Gross profit	1,051,677

Stock-based compensation expense	23,489

Amortization of acquired technology intangible assets	29,820

Employer payroll tax on employee stock transactions	804

Non-GAAP gross profit	$1,105,790

Gross margin	80%

Non-GAAP gross margin	84%

A-2	PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT

Appendix A—Definitions and Reconciliations of Non-GAAP Financial Measures

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Year Ended December 31,

	2025	2024	2023

	($ in thousands)

Revenue	$1,322,509	$1,151,708	$950,010

Loss from operations	(124,343)	(136,423)	(215,677)

Stock-based compensation expense	250,331	194,833	179,334

Amortization of acquired intangible assets	44,150	40,794	37,578

Employer payroll tax on employee stock transactions	9,982	9,460	8,433

Acquisition-related expenses	6,577	2,288	8,888

Non-GAAP income (loss) from operations	$186,607	$110,952	$18,556

Operating margin	9%)	(12%)	(23%)

Non-GAAP operating margin	14%	10%	2%

Computation of free cash flow:

Year Ended December 31, 2025

($ in thousands)

Net cash provided by operating activities	$300,270

Purchases of property, plant, and equipment	(18,100)

Capitalized software development costs	(65,663)

Non-GAAP free cash flow	$216,507

PROCORE TECHNOLOGIES, INC. 2026 PROXY STATEMENT	A-3

P.O. BOX 8016, CARY, NC 27512-9903Internet:www.proxypush.com/PCOR• Cast your vote online• Have your Proxy Card ready• Follow the simple instructions to record your votePhone:1-866-502-1485• Use any touch-tone telephone• Have your Proxy Card ready• Follow the simple recorded instructionsMail:• Mark, sign and date your Proxy Card• Fold and return your Proxy Card in the postage-paidenvelope providedVirtual:To attend the Annual Meeting you must register byJune 3, 2026, 11:59 PM PT online atwww.proxydocs.com/PCOR.Have your ballot ready and please use oneof the methods below for easy voting:Your votematters!Your control numberHave the 12 digit control number located in the box aboveavailable when you access the website and follow the instructions.PROCORE TECHNOLOGIES, INC.Annual Meeting of Stockholdersfor Stockholders of record as of close of business on April 10, 2026Thursday, June 4, 2026 9:00 AM, Pacific TimeAnnual Meeting to be held virtually, via live webcast over the Internet. Pleasevisit www.proxydocs.com/PCOR for more details.This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Benjamin C. Singer and Diana Chiu (the "Named Proxies"), and each or either of them, as the true and lawful attorneys ofthe undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of PROCORETECHNOLOGIES, INC. which the undersigned is entitled to vote at said meeting and any adjournment thereof (with discretionary authority under Proposal1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), upon the matters specified and upon such othermatters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in theirdiscretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED INACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the mannerdirected herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or anyadjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote inaccordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign on the reverse side and return thisProxy Card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

PROCORE TECHNOLOGIES, INC.2026 Annual Meeting of StockholdersPlease make your marks like this:PROPOSAL YOUR VOTEBOARD OFDIRECTORSRECOMMENDS1. To elect three Class II directors, each to hold office until the Company's 2029 annual meeting ofFOR WITHHOLD#P2# #P2#FOR#P3# #P3#FORstockholders:1.01 Craig F. Courtemanche, Jr.1.02 Kathryn A. Bueker1.03 Nanci E. Caldwell#P4# #P4#FORFOR AGAINST ABSTAIN2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independentregistered public accounting firm for the fiscal year ending December 31, 2026 #P5# #P5# #P5#FOR3. To approve, on a non-binding, advisory basis, the compensation of the Company's namedexecutive officers #P6# #P6# #P6#FORNOTE: Your proxy holder will also vote in their discretion upon any other business as mayproperly come before the meeting or any adjournment or postponement thereofTHE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ON PROPOSALS 1, 2 AND 3To attend the Annual Meeting you must register by June 3, 2026, 11:59 PM PT online at www.proxydocs.com/PCOR. Votes canbe cast via Internet or phone up until the start of the Annual Meeting. Authorized Signatures - This proxy card must be signed and datedfor your instructions to be executed. Please sign exactly as your name appears on your account. If held in joint tenancy, all personsshould sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporationand title of authorized officer signing the Proxy Card.Signature (and Title if applicable) Date Signature (if held jointly) Date